UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
____________________

Filed by the Registrant	☒	Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12
____________________
PROTHENA CORPORATION PUBLIC LIMITED COMPANY
(Name of registrant as specified in its charter)
____________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

PROTHENA CORPORATION PLC

Registered in Ireland - No. 518146
77 Sir John Rogerson’s Quay, Block C, Grand Canal
Docklands, Dublin 2, D02 VK60, Ireland

NOTICE OF ANNUAL GENERAL MEETING OF
SHAREHOLDERS TO BE HELD ON MAY 14, 2026
To the Shareholders of Prothena Corporation plc:
NOTICE IS HEREBY GIVEN that the Annual General Meeting of Shareholders (the “Annual Meeting”) of Prothena Corporation plc, an Irish public limited company (the “Company”), will be held on Thursday, May 14, 2026, at 4:00 p.m. local time, at The Merrion Hotel, Upper Merrion Street, Dublin 2, D02 KF79, Ireland for the following purposes:
1.To elect, by separate resolutions, Shane M. Cooke and Dennis J. Selkoe, as directors, to hold office until no later than the annual general meeting of shareholders in 2029;
2.To ratify, in a non-binding vote, the appointment of KPMG LLP as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2026, and to authorize, in a binding vote, the Company’s Board of Directors, acting through its Audit Committee, to approve the remuneration of that auditor;
3.To approve, in a non-binding advisory vote, the compensation of the Company’s executive officers named in the Proxy Statement accompanying this Notice; and
4.To transact such other business as properly comes before the Annual Meeting or any adjournment or postponement thereof.
The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. The Company’s Irish statutory financial statements for its fiscal year 2025, including the reports of the directors and auditors thereon, will be presented at the Annual Meeting. There is no requirement under Irish law that those statutory financial statements be approved by shareholders and no such approval will be sought at the Annual Meeting. The Annual Meeting will also include a review of the Company’s affairs.
Under our Constitution and Irish law, Proposal Nos. 1, 2, and 3 are deemed to be ordinary resolutions requiring the approval of a simple majority of the votes cast at the Annual Meeting.
Only shareholders who owned our ordinary shares at the close of business on March 2, 2026, may vote at the Annual Meeting. Each shareholder of record will be entitled to one vote per ordinary share on each matter submitted to a vote of the shareholders, as long as those shares are represented at the Annual Meeting, either in person or by proxy. Shareholders who are entitled to attend and vote at the Annual Meeting are entitled to appoint a proxy or proxies to attend and vote on their behalf at the Annual Meeting; such proxy is not required to be a shareholder of the Company.
Our Board of Directors unanimously recommends that you vote as follows on the matters to be presented to shareholders at the Annual Meeting:
1.FOR the election of Shane M. Cooke and Dennis J. Selkoe, as directors, as described in Proposal No. 1;

2.FOR the ratification, in a non-binding vote, of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for its fiscal year 2026, and authorization, in a binding vote, of the Board of Directors, acting through its Audit Committee, to approve the remuneration of that auditor, as described in Proposal No. 2; and
3.FOR the approval, in a non-binding advisory vote, of the compensation of the Company’s named executive officers, as described in Proposal No. 3.
For the Annual Meeting, we have elected to use the internet as the primary means of providing our proxy materials to shareholders. Consequently, some shareholders may not receive paper copies of our proxy materials. We intend to send shareholders a Notice of Internet Availability of Proxy Materials with instructions for accessing the proxy materials and for voting via the internet. The Notice of Internet Availability of Proxy Materials will also provide the date, time, and location of the Annual Meeting; the matters to be acted upon at the meeting and the Board of Directors’ recommendation with regard to each matter; a toll-free number, an e-mail address, and a website where shareholders can request a paper or e-mail copy of our Proxy Statement and form of proxy card and our Annual Report on Form 10-K for fiscal year 2025; information on how to access their proxy card; and information on how to attend the meeting and vote in person.
You are cordially invited to attend the Annual Meeting, but whether or not you expect to attend in person, you are urged to complete, sign, and date your proxy card and return it by mail or follow the alternative voting procedures described in the Notice of Internet Availability of Proxy Materials or the proxy card.

By Order of the Board of Directors

Michael J. Malecek
Company Secretary
Dublin, Ireland
March 27, 2026

PROTHENA CORPORATION PLC

Registered in Ireland - No. 518146
77 Sir John Rogerson’s Quay, Block C, Grand Canal
Docklands, Dublin 2, D02 VK60, Ireland

PROXY STATEMENT
FOR THE ANNUAL GENERAL
MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 14, 2026

GENERAL INFORMATION

The Board of Directors of Prothena Corporation plc is soliciting your proxy to vote at the Annual General Meeting of Shareholders to be held on Thursday, May 14, 2026, at 4:00 p.m. local time, and any adjournment or postponement of that meeting (the “Annual Meeting”). The Annual Meeting will be held at The Merrion Hotel, Upper Merrion Street, Dublin 2, D02 KF79, Ireland.
We have elected to use the internet as our primary means of providing our proxy materials to shareholders. Accordingly, on or about March 27, 2026, we are making this Proxy Statement and the accompanying form of proxy card, the accompanying Notice of Annual General Meeting of Shareholders, and our Annual Report on Form 10-K for our fiscal year 2025 available on the internet and mailing a Notice of Internet Availability of Proxy Materials to shareholders of record as of close of business on March 2, 2026 (the “Record Date”). Brokers and other nominees who hold shares on behalf of beneficial owners will be sending their own similar notice. All shareholders as of the Record Date will have the ability to access our proxy materials on the website referred to in the Notice of Internet Availability of Proxy Materials or request to receive a printed set of the proxy materials. Instructions on how to request a printed copy by mail or electronically may be found in the Notice of Internet Availability of Proxy Materials and on the website referred to in the notice, including an option to request paper copies on an ongoing basis. We intend to mail this Proxy Statement, together with the accompanying form of proxy card and Notice of Annual General Meeting of Shareholders, to those shareholders entitled to vote at the Annual Meeting who have properly requested paper copies of such materials.
The only voting securities of Prothena are our ordinary shares, $0.01 par value per share (“ordinary shares”). There were 53,832,982 ordinary shares issued and outstanding as of the Record Date. A quorum of shareholders is necessary to hold a valid meeting and requires that the shareholders holding a majority of the issued and outstanding ordinary shares entitled to vote are present in person or represented by proxy at the Annual Meeting.
In this Proxy Statement, we refer to Prothena Corporation plc as the “Company,” “Prothena,” “our,” “we,” or “us” and the Board of Directors as the “Board.” When we refer to Prothena's fiscal year, we mean the 12-month period ending December 31 of the stated year. The contents of our website are not intended to be incorporated by reference in this Proxy Statement, and any references to our website herein are intended for textual references only.

1

THE PROXY PROCESS AND SHAREHOLDER VOTING QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

1.	Who can vote at the Annual Meeting?
Only shareholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting. As of the Record Date, there were 53,832,982 ordinary shares issued and outstanding and entitled to vote.
Shareholder of Record: Shares Registered in Your Name
If, on the Record Date, your shares were registered directly in your name with the transfer agent for our ordinary shares, Computershare Trust Company, N.A., then you are a shareholder of record. As a shareholder of record, you may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy over the telephone or on the internet as instructed below to ensure your vote is counted.
Beneficial Owner: Shares Registered in the Name of a Broker, Bank, or Other Agent
If, on the Record Date, your shares were not held in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, who in turn hold through The Depository Trust Company (“DTC”), then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the shareholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the shareholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy card from your broker or other agent who is the record holder of the shares, authorizing you to vote at the Annual Meeting.

2.	What am I being asked to vote on?
You are being asked to vote FOR:
•Election, by separate resolutions, of Shane M. Cooke and Dennis J. Selkoe as directors, to hold office until no later than our annual general meeting of shareholders in 2029;
•Ratification, in a non-binding vote, of the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year 2026, and authorization, in a binding vote, of our Board, acting through its Audit Committee, to approve the remuneration of that auditor; and
•Approval, in a non-binding advisory vote, of the compensation of our executive officers named in this Proxy Statement.
In addition, you are entitled to vote on any other matters that are properly brought before the Annual Meeting. We are not aware of any other matter that will be presented for consideration at the Annual Meeting. If any other matter is properly brought before the Annual Meeting, the Board intends that one of the individuals named in the accompanying form of proxy card will vote on such matter in accordance with his or her discretion.

3.	How do I vote?
You may vote by mail or follow any alternative voting procedure described on the proxy card or the Notice of Internet Availability of Proxy Materials. To use an alternative voting procedure, follow the instructions on each proxy card that you receive or on the Notice of Internet Availability of Proxy Materials.
For Proposals 1, 2, and 3, you may vote “FOR” or “AGAINST” or abstain from voting.
The procedures for voting are as follows:

2	2026 PROXY STATEMENT

THE PROXY PROCESS AND SHAREHOLDER VOTING
QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
Shareholder of Record: Shares Registered in Your Name
If you are a shareholder of record, you may vote in person at the Annual Meeting. Alternatively, you may vote by proxy by mail, over the internet, or by telephone. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. Even if you have submitted a proxy before the Annual Meeting, you may still attend the Annual Meeting and vote in person. In such case, your previously submitted proxy will be disregarded.
•To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.
•To vote using the proxy card, simply complete, sign, and date the proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.
•To vote by proxy over the internet, follow the instructions provided on the proxy card or in the Notice of Internet Availability of Proxy Materials.
•To vote by telephone if you request printed copies of the proxy materials by mail, you may vote by proxy by calling the toll-free number found on the proxy card.
Beneficial Owner: Shares Registered in the Name of Broker, Bank, or Other Agent
If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, who in turn hold through DTC, you should have received a voting instruction card and voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail the voting instruction card to ensure that your vote is counted, or follow such instructions to submit your vote by the internet or telephone, if the instructions provide for internet and telephone voting. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker, bank, or other agent included with these proxy materials, or contact your broker, bank, or other agent to request a proxy form.

4.	Who counts the votes?
Broadridge Financial Solutions, Inc. (“Broadridge”) has been engaged as our independent agent to tabulate shareholder votes.

5.	How are votes counted?
With respect to each of Proposal Nos. 1, 2, and 3, an affirmative vote of a simple majority of the votes cast in person or by proxy at the Annual Meeting is required for approval.
If your shares are held by a broker on your behalf (that is, in “street name”), please instruct your broker on how to vote your shares. If you do not provide voting instructions, your shares will not be voted on any proposal for which the broker does not have discretionary authority to vote. This is called a “broker non-vote.” In these cases, the broker can register your shares as being present at the Annual Meeting for purposes of determining the presence of a quorum, and exercise its discretionary authority to vote on Proposal 2, but will not be able to vote on those proposals for which specific authorization from you is required under applicable rules. Accordingly, while broker non-votes will not be counted as having been voted on a particular proposal, broker non-votes will be considered present and entitled to vote at the
Annual Meeting and will be counted toward determining whether or not a quorum is present. We strongly encourage you to provide voting instructions to your broker to ensure that your vote is counted on all of the proposals.
If shareholders abstain from voting, including brokers holding their clients’ shares of record who cause abstentions to be recorded, these shares will be considered present and entitled to vote at the Annual Meeting and will be counted toward determining whether or not a quorum is present. Abstentions will not, however, be considered votes cast at the Annual Meeting.
Because the approval of each of the proposals is based on the votes cast at the Annual Meeting, abstentions and broker non-votes will not have any effect on the outcome of voting on any of the proposals.

2026 PROXY STATEMENT	3

THE PROXY PROCESS AND SHAREHOLDER VOTING
QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

6.	How many votes do I have?
On each matter to be voted upon, you have one vote for each ordinary share you own as of the Record Date.

7.	Why did I receive a notice in the mail regarding the internet availability of proxy materials instead of a full set of proxy materials?
Pursuant to rules of the U.S. Securities and Exchange Commission (the “SEC”), Irish law, and our Constitution, we have elected to provide access to our proxy materials on the internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials to our shareholders. All shareholders will have the ability to access the proxy materials on the website referred to in the Notice of Internet Availability of Proxy Materials or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials on the internet or to request a printed copy may be found in the Notice of Internet Availability of Proxy Materials. In addition, shareholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. We encourage shareholders to take advantage of the availability of the proxy materials on the internet to help reduce the environmental impact of the Annual Meeting.

8.	How do I vote via internet or telephone?
You may vote by proxy on the internet by following the instructions provided on the proxy card or in the Notice of Internet Availability of Proxy Materials. If you request printed copies of the proxy materials by mail, you may vote by proxy by calling the toll-free number found on the proxy card. Please be aware that if you vote on the internet, you may incur costs such as internet access or telephone charges for which you will be responsible. The internet and telephone voting facilities for eligible shareholders of record will close at 11:59 p.m. Eastern Time on May 13, 2026. The giving of such a proxy by internet or telephone will not affect your right to vote in person should you decide to attend the Annual Meeting.
The internet and telephone voting procedures are designed to authenticate shareholders’ identities, to allow shareholders to give their voting instructions and to confirm that shareholders’ instructions have been recorded properly. If you vote by internet or telephone, that vote authorizes your proxy in the same manner as if you signed, dated, and returned a written proxy card by mail.

9.	What if I return a proxy card but do not make specific choices?
If we receive a signed and dated proxy card and the proxy card does not specify how your shares are to be voted, your shares will be voted as follows:
•FOR the election, by separate resolutions, of Mr. Cooke and Dr. Selkoe, as directors, to hold office until no later than our annual general meeting of shareholders in 2029;
•FOR the ratification, in a non-binding vote, of the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year 2026 and authorization, in a binding vote, of our Board, acting through its Audit Committee, to approve the remuneration of that auditor; and
•FOR the approval, in a non-binding advisory vote, of the compensation of our named executive officers.
If any other matter is properly presented at the Annual Meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his or her discretion.

4	2026 PROXY STATEMENT

THE PROXY PROCESS AND SHAREHOLDER VOTING
QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

10.	Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors, officers, and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors, officers, and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks, and other agents for the cost of forwarding proxy materials to beneficial owners. In addition, we have retained Alliance Advisors, a proxy solicitation firm, to assist in the solicitation of proxies for a fee of approximately $20,000, plus reimbursement of expenses.

11.	What does it mean if I receive more than one set of materials?
If you receive more than one set of materials, your shares are registered in more than one name or are registered in different accounts. In order to vote all the shares you own, you must either sign and return all of the proxy cards or follow the instructions for any alternative voting procedure on each of the proxy cards or Notice of Internet Availability of Proxy Materials you receive.

12.	Can I change my vote after submitting my proxy?
Yes. You may revoke your proxy at any time before commencement of the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:
•You may submit a new vote on the internet or by telephone or submit another properly completed proxy card with a later date than your original proxy card, but no later than 11:59 p.m. Eastern Time on May 13, 2026.
•You may deliver a written notice that you are revoking your proxy to our Company Secretary at Prothena Corporation plc, 77 Sir John Rogerson’s
Quay, Block C, Grand Canal Docklands, Dublin 2, D02 VK60, Ireland, which notice must be delivered no later than 11:59 p.m. Eastern Time on May 13, 2026.
•You may attend the Annual Meeting and either vote or revoke your proxy in person. Simply attending the Annual Meeting will not, by itself, revoke your proxy.
If your shares are held by your broker, bank, or other agent, you must contact the broker, bank, or other agent and follow the instructions provided by them.

13.	When are shareholder proposals and nominations due for next year's annual meeting?
In accordance with Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), shareholders may submit to us proposals on matters appropriate for shareholder action at meetings of our shareholders. In order to be considered for inclusion in next year's proxy materials, your proposal must comply with the requirements of Rule 14a-8 of the Exchange Act and other SEC rules and be submitted in writing no later than November 27, 2026, to our Company Secretary at Prothena Corporation plc, 77 Sir John Rogerson’s Quay, Block C, Grand Canal Docklands, Dublin 2, D02 VK60, Ireland; provided that if the date of next year's annual general meeting of shareholders is greater than 30 days from May 14, 2027, the deadline is a reasonable time before we begin to print and send our proxy materials for next year’s annual general meeting.
For a shareholder to make any formal nomination of a director candidate for election to the Board at the 2027 annual general meeting of shareholders, the shareholder must provide notice to the Company not earlier than October 28, 2026, and not later than December 27, 2026, and must otherwise comply with the requirements set forth in our Constitution. You are advised to review our Constitution, which contains additional requirements about advance notice of director nominations. For more information, see below under the heading Corporate Governance and Board Matters - Board Committees - Nominating and Corporate Governance Committee.
In addition to satisfying the requirements regarding director nominations in our Constitution, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director

2026 PROXY STATEMENT	5

THE PROXY PROCESS AND SHAREHOLDER VOTING
QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 15, 2027.

14.	What is the quorum requirement?
A quorum of shareholders is necessary to hold a valid meeting. A quorum will be present if the holders of not less than one-half of the ordinary shares issued and outstanding and entitled to vote are present in person or represented by proxy at the Annual Meeting. On the Record Date, there were 53,832,982 ordinary shares issued and outstanding and entitled to vote. Accordingly, 26,916,491 ordinary shares must be represented in person or by proxy at the Annual Meeting to have a quorum.
Your shares will be counted toward the quorum if you submit a valid proxy vote or vote at the Annual Meeting. Abstentions and broker non-votes will also be counted toward the quorum requirement. If there is no quorum, either the chairperson of the Annual Meeting or a majority in voting power of the shareholders entitled to vote at the Annual Meeting, present in person or represented by proxy, may adjourn the Annual Meeting to another time or place.

15.	How can I find out the results of the voting at the Annual Meeting?
Voting results will be announced by the filing with the SEC of a Current Report on Form 8-K within four business days after the Annual Meeting.

16.	Where can I find directions to the Annual Meeting?
To obtain directions to the Annual Meeting, which will be held at The Merrion Hotel, Upper Merrion Street, Dublin 2, D02 KF79, Ireland, you may send a request to our Company Secretary at Prothena Corporation plc, 77 Sir John Rogerson’s Quay, Block C, Grand Canal Docklands, Dublin 2, D02 VK60, Ireland.

17.	What are the Irish statutory financial statements?
Since we are an Irish company, we are required to prepare Irish statutory financial statements, including the respective reports of the directors and the auditors thereon, under applicable Irish company law; to deliver those statutory financial statements to our shareholders of record prior to the Annual Meeting; and to present those statutory financial statements at the Annual Meeting. The Irish statutory financial statements cover the results of operations and financial position of the Company for our fiscal year 2025, and are prepared in accordance with generally accepted accounting principles in the United States to the extent the use of such principles does not contravene any provision of the Irish Companies Act 2014 or any regulation thereunder.

There is no requirement under Irish law that our Irish statutory financial statements be approved by our shareholders and no such approval will be sought at the Annual Meeting. Our Irish statutory financial statements are available on our website at https://ir.prothena.com/investors/financials-filings/Irish-Statutory-Financial-Statements/. We will mail without charge, upon written request, a copy of our Irish statutory financial statements to beneficial owners of our shares. Such requests should be sent to our Company Secretary at Prothena Corporation plc, 77 Sir John Rogerson’s Quay, Block C, Grand Canal Docklands, Dublin 2, D02 VK60, Ireland.

6	2026 PROXY STATEMENT

PROPOSAL NO. 1	ELECTION OF DIRECTORS

Summary

The Company’s Constitution requires that at least one-third (which, if not a round number, is rounded to the number which is nearest to and less than one-third) of the directors (excluding any director who wishes to retire and does not wish to offer themselves for re-appointment, and any director appointed by the Board to fill a vacancy since the last annual general meeting) must stand for election at each annual general meeting of shareholders, and that directors must stand for election no later than the third annual general meeting subsequent to their election or appointment to the Board. Generally, vacancies on the Board may be filled only by ordinary resolution of the Company’s shareholders or the affirmative vote of a majority of the remaining directors. A director appointed by the Board to fill a vacancy will serve until the subsequent annual general meeting and must stand for election at that time.
As of the date of this Proxy Statement, we have eight directors serving on our Board. Helen S. Kim, whose current term will expire at the Annual Meeting, is not standing for election at the Annual Meeting. Our Board plans to reduce its size to seven members immediately following the Annual Meeting. Our Board currently is divided into the following groups:
•Helen S. Kim and Dennis J. Selkoe, whose current terms will expire at the Annual Meeting;
•Richard T. Collier, Shane M. Cooke, William H. Dunn, Jr., and Daniel G. Welch, whose current terms will expire no later than the annual general meeting of shareholders to be held in 2027; and
•Lars G. Ekman and Gene G. Kinney, whose current terms will expire no later than the annual general meeting of shareholders to be held in 2028.
Mr. Cooke and Dr. Selkoe have been nominated by the Board to stand for election. Each of Mr. Cooke and Dr. Selkoe were previously elected to the Board by our shareholders. The Board nominated Mr. Cooke to stand for election even though his three-year term does not expire until 2027 because the Company’s Constitution requires that one-third of the directors (excluding any director who wishes to retire and does not wish to offer themselves for re-appointment, and any director appointed by the Board to fill a vacancy since the last annual general meeting) stand for election at each annual general meeting and that a director longest in office since being appointed or last elected must be nominated to complete such slate of directors. If elected by our shareholders at the Annual Meeting, Mr. Cooke and Dr. Selkoe will each hold office from the date of their election until no later than the third subsequent annual general meeting of shareholders (i.e., in 2029), or until their earlier death, resignation, or removal.
In order to be elected as a director, each nominee must receive the affirmative vote of a majority of the votes cast in person or by proxy at the Annual Meeting; if a director nominee does not receive this majority vote, such nominee will not be elected to the Board. In the event that any nominee becomes unavailable for election as a result of an unexpected occurrence, the proxy holders may vote your shares for the election of any substitute nominee whom the Board proposes. Each person nominated for election has consented to being named as a nominee in this Proxy Statement and agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve.

2026 PROXY STATEMENT	7

PROPOSAL NO. 1 – ELECTION OF DIRECTORS
The table below is provided to highlight the specific skills, qualifications, and other attributes of our director nominees and continuing directors. The lack of a mark for a particular item for a particular director does not mean the director lacks that skill or qualification; rather, a mark indicates a specific area of focus or expertise for which the Board relies on such director most. Also provided are summary statistics regarding the composition of the Board.
Following the table below is certain biographical information for each nominee for director and each director whose term as a director will continue after the Annual Meeting, which includes information regarding each person’s individual experience, qualifications, attributes, or skills that led the Board to conclude that such person should serve as a director, in light of our business and structure.

Skills and Qualifications	Richard T. Collier	Shane M. Cooke	William H. Dunn, Jr.	Lars G. Ekman	Gene G. Kinney	Dennis J. Selkoe	Daniel G. Welch
Science & Research Scientific expertise in biopharmaceutical research and/or in relevant medical fields			●	●	●	●
Clinical Development and Operations Experience in the design and implementation of clinical studies in support of drug development		●	●	●	●	●
Regulatory Experience with regulation in the healthcare industry	●		●	●	●	●	●
Drug Commercialization Experience with bringing drugs to market		●			●	●	●
Business Strategy/Operations Experience overseeing and driving strategic direction and growth of an organization	●	●	●	●	●	●	●
Finance/Accounting Experience or expertise in financial accounting and reporting processes or the financial management of an organization	●	●			●		●
Legal/Ethics/Public Policy Experience with legal and ethical and public policy issues in the healthcare industry	●		●	●	●	●	●
Public Company Governance Service on a public company board other than Prothena’s	●	●		●		●	●
Capital Markets & M&A Experience Experience in capital market transactions or mergers and acquisitions	●	●		●	●	●	●
Human Capital Management Experience in attracting and retaining top talent and building organizational culture	●		●	●	●	●	●

Basic Information (as of 3/27/2026)	Richard T. Collier	Shane M. Cooke	William H. Dunn, Jr.	Lars G. Ekman	Gene G. Kinney	Dennis J. Selkoe	Daniel G. Welch
Independent	●	●	●	●		●	●
Age	72	63	56	76	57	82	68
Tenure (Years)	13.3	13.3	2.9	13.3	9.5	12.7	2.1

8	2026 PROXY STATEMENT

PROPOSAL NO. 1 – ELECTION OF DIRECTORS

Nominees for Election to Terms Expiring No Later than the Annual General Meeting of Shareholders in 2029; Recommendation of the Board

Shane M. Cooke is the former President of Alkermes plc (a biopharmaceutical company), a position he held from 2011 to 2018. Prior to that, he served as Head of Elan Drug Technologies and Executive Vice President of Elan Corporation, plc (from 2007 to 2011), where he also served as Chief Financial Officer (from 2001 to 2011) and as a director (from 2005 to 2011). Mr. Cooke has also held a number of senior positions in finance in the banking and aviation industries. He is a director of Alkermes plc (a biopharmaceutical company whose board he joined in 2018), and served as a director of Endo International plc (a biopharmaceutical company) (from 2014 to April 2024), and as a director (from 2019 to 2020) and chair of the board (from 2020 until its acquisition by Clayton, Dubilier & Rice, LLC in 2021) of UDG Healthcare plc (a pharmaceutical services company). Mr. Cooke earned his Bachelor of Commerce and Master of Accounting degrees from University College Dublin, Ireland, and is a chartered accountant. He has served on our Board since 2012. Age: 63
The Board concluded that Mr. Cooke should continue to serve as a director given his significant operational, financial, commercial, and management experience in the biotechnology industry, as well as his qualification as a chartered accountant. The Board also considered his Irish residency and experience as a director and an executive officer of other Irish companies traded on U.S. stock exchanges.
Dennis J. Selkoe, M.D., is the Vincent and Stella Coates Professor of Neurologic Diseases at Harvard Medical School and co-director of the Ann Romney Center for Neurologic Diseases at Brigham and
Women's Hospital in Boston, positions he has held since 2000 and 1985, respectively. He has served on the faculty at Harvard Medical School since 1978. Dr. Selkoe was the principal founding scientist and served as a director of Athena Neurosciences, Inc. until it was acquired by Elan Corporation, plc in 1996. He has received numerous honors, including the Mathilde Solowey Award in the Neurosciences (NIH), the Potamkin Prize (American Academy of Neurology), the A.H. Heineken Prize for Medicine (The Netherlands), the Pioneer Award and the Lifetime Achievement Award (Alzheimer's Association), the George C. Cotzias Lecture of the American Academy of Neurology, and the Ulysses Medal of University College Dublin. Dr. Selkoe is a Fellow of the American Academy of Neurology, the American Association for the Advancement of Science and the American College of Physicians, an elected member of the National Academy of Medicine and a director of the Foundation for Neurologic Diseases. He served as a director of Elan Corporation, plc from 1996 to 2013. Dr. Selkoe earned his B.A. from Columbia University and his M.D. from the University of Virginia. He has served on our Board since 2013. Age: 82
The Board concluded that Dr. Selkoe should continue to serve as a director given his significant experience as both a research scientist and a practicing clinician, and in particular his expertise in the preclinical and clinical features of neurodegenerative diseases, especially Parkinson's disease and Alzheimer's disease. The Board also considered his lengthy experience as a director of a global public company in the pharmaceutical/biotechnology industry.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION, BY SEPARATE RESOLUTIONS, OF MR. COOKE AND DR. SELKOE AS DIRECTORS.

2026 PROXY STATEMENT	9

PROPOSAL NO. 1 – ELECTION OF DIRECTORS

Directors Continuing in Office Until No Later than the Annual General Meeting of Shareholders in 2027

Richard T. Collier is the former Executive Vice President and General Counsel of Elan Corporation, plc, a position he held from 2004 to 2010. Prior to that, he served as Senior Vice President and General Counsel of Rhone-Poulenc Rorer Inc., Pharmacia & Upjohn Company, and Pharmacia Corporation. Mr. Collier was an Adjunct Professor of Law at the Temple University Beasley School of Law, where he taught drug and medical device law, from 2004 to 2017. He also practiced law at two leading Philadelphia-based law firms and with the U.S. Federal Trade Commission and U.S. Department of Justice. Mr. Collier earned both his B.A. and his J.D. from Temple University. He has served on our Board since 2012. Age: 72
The Board concluded that Mr. Collier should continue to serve as a director given his extensive legal and management experience as a senior executive with a number of global pharmaceutical companies. The Board also considered his extensive knowledge of and experience with laws and regulations applicable to the pharmaceutical industry.
William H. Dunn, Jr., M.D., was the founding director of the Office of Neuroscience, Center for Drug Evaluation and Research, at the U.S. Food and Drug Administration, a position he held since the founding of the office in 2019 through February 2023. He was responsible for the regulatory oversight of all research conducted to support neuroscience drug development, including the regulation and review of investigational new drug applications and marketing applications for drug and biologic products. From 2005 to 2019, he held positions of increasing seniority in the Division of Neurology Products, Center for Drug Evaluation and Research, including his role as director of that division. Dr. Dunn is a trained neurologist and vascular neurologist with experience in basic research, clinical research, and clinical care. He earned his B.A. from the University of Virginia and his M.D. from the F. Edward Hébert School of Medicine in Bethesda, Maryland. He has served on our Board since 2023. Age: 56
The Board concluded that Dr. Dunn should continue to serve as a director given his significant regulatory experience with the U.S. FDA and experience in the design and implementation of clinical studies in support of drug development. The Board also considered his scientific and medical expertise in the neurodegenerative field, and operational experience in a large organization.
Daniel G. Welch serves as the chair of the boards of Structure Therapeutics Inc. (since January 2022) and Ultragenyx Pharmaceuticals Inc. (since 2015). He previously served as chair of the board of Nuvation Bio Inc. (from 2020 to September 2024), as a director of SeaGen Inc. (from 2007 until its acquisition by Pfizer in 2023), as chair of the board of AveXis Inc (from 2016 until its acquisition by Novartis in 2018), as a director of Intercept Pharmaceuticals, Inc. (from 2015 to 2020), and as a director of Hyperion Therapeutics (from 2012 until its acquisition by Horizon Pharma in 2015). Prior to these roles he served as an executive partner at Sofinnova Ventures (from 2015 to 2018), as Chief Executive Officer and President of InterMune, Inc. (from 2003 until its acquisition by Roche Holdings in 2014), as chair of the board of InterMune (from 2008 to 2014), as chair of the board and Chief Executive Officer of Triangle Pharmaceuticals, Inc. (from 2002 until its acquisition by Gilead Sciences in 2003), and as President of the pharmaceutical division of Elan Corporation, plc (from 2000 to 2002). Mr. Welch earned his B.A. from the University of Miami and his M.B.A. from the University of North Carolina. He has served on our Board since February 2024 and as Chair of our Board since May 2024. Age: 68
The Board concluded that Mr. Welch should continue to serve as a director given his significant experience serving on the boards of public companies in the pharmaceutical/biotechnology industry. The Board also considered his experience in executive management at several publicly-traded companies in the pharmaceutical/biotechnology industry.

Directors Continuing in Office Until No Later than the Annual General Meeting of Shareholders in 2028

Lars G. Ekman, M.D., Ph.D., is an executive partner at Sofinnova Ventures, Inc. (a venture capital firm), a position he has held since 2008. Dr. Ekman served as a director of Ultragenyx Pharmaceutical Inc. (from 2016 to June 2023), as a director and then chair of the board of Amarin Corporation plc (from 2008 to 2022), as a director of Intermune Inc. (from 2006 to 2013), as a director of Ocera Therapeutics, Inc. (from 2009 to 2015), as a director of Spark Therapeutics, Inc. (from 2014 to 2019), and as Chair of the Board of Sophiris Bio Inc. (from 2010 to 2020). Dr. Ekman co-founded Cebix Incorporated, where he served as Chief Executive Officer from 2009 to 2012. He was President of Research & Development at Elan Corporation, plc (from 2001 to 2007), where he also served as a director (from 2005 to 2012). From 1997 to 2001, Dr. Ekman was Executive Vice President, Research & Development, at Schwarz Pharma AG. Prior to that, he held various senior positions at Pharmacia Corporation. Dr. Ekman is a board-certified

10	2026 PROXY STATEMENT

PROPOSAL NO. 1 – ELECTION OF DIRECTORS
surgeon with a Ph.D. in experimental biology and has held several clinical and academic positions in both the United States and Europe. He earned his Ph.D. and M.D. from the University of Gothenburg, Sweden. Dr. Ekman has served on our Board since 2012 and served as Chair of our Board from 2012 until May 2024. Age: 76
The Board concluded that Dr. Ekman should continue to serve as a director given his significant scientific, operational, and management experience gained as a research scientist and in managing research and development functions engaged in drug discovery with a number of companies in the pharmaceutical industry. The Board also considered his clinical background, his venture capital experience in the life science industry, and his experience serving on the boards of directors at a number of public and private companies in the pharmaceutical/biotechnology industry.
Gene G. Kinney, Ph.D., has served as our President and Chief Executive Officer since 2016. Prior to that, he was our Chief Operating Officer for part of 2016, and prior to that he was our Chief Scientific Officer and Head of Research and Development from 2012 to 2016. From 2009 to 2012, Dr. Kinney held various positions with Elan Pharmaceuticals, Inc.: Vice President, Pharmacology (from 2011 to 2012) and Senior Vice President of Pharmacological Sciences (from 2009 to 2011); and while in those positions, he also served as Head of Nonclinical Research for Janssen Alzheimer Immunotherapy R&D. From 2001 to 2009, Dr. Kinney was Senior Director, Head of Central Pharmacology and acting lead for Bioanalytics & Pathology at the Merck Research Laboratories, where he contributed to the strategic direction and oversight of drug discovery activities and led a number of non-clinical discovery and clinical development programs targeted for the treatment of neurodegenerative and psychiatric conditions. Dr. Kinney also held positions at Bristol Myers Squibb and was an Assistant Professor at the Emory University School of Medicine, Department of Psychiatry and Behavioral Sciences. He earned his B.A. from Bloomsburg University and his M.A. and Ph.D. from Florida Atlantic University. Dr. Kinney has served on our Board since 2016. Age: 57

The Board concluded that Dr. Kinney should continue to serve as a director given his role as the Company’s President and Chief Executive Officer and his extensive scientific and operational knowledge of our business and its drug discovery and development programs, from his tenure with the Prothena business when it was a part of Elan as well as since its separation from Elan. The Board also considered his significant experience in neuroscience and drug development programs encompassing immunotherapy, vaccine and small molecule approaches, as well as his experience gained from serving in key research and development leadership roles in other biotechnology companies.

2026 PROXY STATEMENT	11

CORPORATE GOVERNANCE AND BOARD MATTERS

Overview

We are committed to exercising good corporate governance practices. In furtherance of this commitment, we regularly monitor developments in the area of corporate governance and review our processes, policies, and procedures in light of such developments. Key information regarding our corporate governance can be found on our website at https://ir.prothena.com/corporate-governance, including in our Corporate Governance Guidelines; the charters for our Audit, Compensation, Nominating and Corporate Governance, and Research and Development Committees; and our Code of Conduct. We believe that our corporate governance policies and practices are adequately designed to ensure that our independent directors effectively oversee our management - including the performance of our Chief Executive Officer - and provide an effective and appropriately balanced Board governance structure.

Independence of Directors

Rules of The Nasdaq Stock Market ("Nasdaq") require that a majority of the members of a listed company’s board of directors must qualify as "independent directors" as defined by Nasdaq rules and affirmatively determined by the board of directors.
Our Board has determined that, with the exception of Dr. Kinney, all members of our Board (including
Paula K.. Cobb, who served on our Board during 2025) qualify as "independent directors" as defined by Nasdaq rules. Dr. Kinney is not an independent director because he is our President and Chief Executive Officer.

Board Role in Risk Oversight

Our Board is responsible for the oversight of risk, while management is responsible for the day-to-day management of risk. The Board fulfills this oversight role directly and through certain of its committees as described in more detail below and in the respective charters of each committee. In particular, our Board reviews strategic as well as operational risks as an element of its review of strategic and operational plans and programs.
The Audit Committee of the Board periodically reviews the Company’s major risk exposures and the steps management has undertaken to control them; oversees internal controls and other activities to manage financial risks; and periodically reviews the Company’s policies, programs, and systems intended to ensure compliance with applicable laws and ethical standards.

Board Leadership Structure

Our Chair of the Board and our Chief Executive Officer are currently separate individuals. Mr. Welch serves as Chair of the Board, and Dr. Kinney serves as our President and Chief Executive Officer. In his role as Chair, Mr. Welch provides leadership to the Board; approves Board meeting schedules and agendas; presides over all Board meetings, including regular executive sessions of the independent directors; and serves as the primary liaison between the independent directors and our Chief Executive Officer and other members of management.
Since Mr. Welch’s appointment as Chair of the Board in May 2024, Dr. Ekman, who had served as Chair of our Board since 2012, has served as Chair Emeritus. Our Board has concluded that the proposed leadership structure is appropriate at this time. However, our Board will continue to periodically review our leadership structure and may make changes as it deems appropriate.

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CORPORATE GOVERNANCE AND BOARD MATTERS

Board Committees

Our Board has the following standing committees: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee, and the Research and Development Committee. Each of these committees operates under a written charter which sets forth the functions and responsibilities of the committee, a copy of which is available on our website at https://ir.prothena.com/corporate-governance. The current composition and responsibilities of each of these committees are described below. Members serve on these committees until their resignation or until otherwise determined by our Board.

Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee		Research and Development Committee
Richard T. Collier	X	—	Chair		—
Shane M. Cooke	Chair	Chair	—		—
William H. Dunn, Jr.	—	—	X		X
Lars G. Ekman	X	—	—		Chair
Helen S. Kim	—	—	X		—
Gene G. Kinney	—	—	—		—
Dennis J. Selkoe	—	X	—		X
Daniel G. Welch	—	X	—	—	—

Audit Committee

Our Audit Committee's primary purposes are to oversee our corporate accounting and financial reporting processes and the audits and reviews of our financial statements, as well as our legal and ethical compliance activities. Among other matters, the Audit Committee is responsible for the appointment, compensation, retention, and oversight of our independent registered public accounting firm (the "auditor"); reviewing and confirming the auditor's independence; periodically reviewing the adequacy and effectiveness of the Company’s internal control over financial reporting; reviewing with the management and the auditor the audited and reviewed financial statements to be included in the Company’s annual and quarterly reports, respectively, filed with the SEC. The Audit Committee also reviews the Company’s major risk exposures — including cybersecurity risks — and steps to control them, and reviews the Company’s policies, programs, and systems intended to ensure compliance with applicable laws and ethical standards.
The current members of our Audit Committee are Mr. Collier, Mr. Cooke, and Dr. Ekman. Mr. Cooke serves as chair of the Committee. Each member of the Committee is an "independent director" and meets the heightened independence requirements and also meets the financial literacy requirements under Nasdaq rules. Our Board has determined that Mr. Cooke is an "audit committee financial expert" as defined under SEC rules and each has the requisite additional financial sophistication required under Nasdaq rules. The Audit Committee operates under a written charter, a copy of which is available on our website at https://ir.prothena.com/corporate-governance.

Compensation Committee

Our Compensation Committee's primary purposes are to consider and approve all compensation of our executive officers other than our Chief Executive Officer and consider and recommend to the Board all compensation of our Chief Executive Officer; consider and recommend to the Board all director compensation; and administer or oversee our compensation plans (including equity compensation plans).
The current members of our Compensation Committee are Mr. Cooke, Dr. Selkoe, and Mr. Welch. Mr. Cooke serves as chair of the Committee. Each member of the Committee is an "independent director" and otherwise meets the independence requirements under Nasdaq rules and is a "non-employee director" as defined in Rule 16b-3 under the Exchange Act. The Committee operates under a written charter, a copy of which is available on our

2026 PROXY STATEMENT	13

CORPORATE GOVERNANCE AND BOARD MATTERS
website at https://ir.prothena.com/corporate-governance.
Our Chief Executive Officer makes recommendations to the Compensation Committee on compensation to executive officers other than himself. He also makes recommendations to the Board and the Compensation Committee on what should be the Company objectives that drive annual performance-based incentive compensation (cash bonuses). Following completion of the fiscal year, he provides his assessment of the Company’s performance relative to those objectives, as well as the individual performance of executive officers other than himself. Certain of our executive officers and other members of management provide data and other information to the Committee's compensation consultant (discussed below), as requested by that consultant. Our executive officers do not determine or recommend the amount or form of director compensation.
The Compensation Committee utilizes a compensation consultant to provide advice and recommendations to the Committee on the amounts and forms of executive and director compensation. The Committee is directly responsible for the appointment, compensation, and oversight of its compensation consultants, and is responsible for assessing the independence of those consultants after consideration of the independence factors prescribed by Nasdaq rules.
The Compensation Committee directly engaged Pay Governance LLC (“Pay Governance”) to act as an independent consultant and provide advice and recommendations on executive officer as well as non-employee director compensation for our fiscal year 2025. The Committee assessed Pay Governance’s independence prior to that engagement and the Committee concluded that the work performed by Pay Governance for the Committee did not raise any conflict of interest.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee's primary purposes are to identify individuals qualified to become Board members and recommend to the Board qualified individuals to be nominated for election or appointment to the Board; make recommendations to the Board regarding composition of the Board and its committees; develop and implement annual evaluations of the Board; develop and implement regular performance evaluations of our Chief Executive Officer; develop a succession plan for our Chief Executive Officer; and develop corporate governance guidelines applicable to the Company. The Nominating and Corporate Governance Committee also oversees the Company’s policies with regard to human capital management and environmental, social, and corporate responsibility.
The current members of our Nominating and Corporate Governance Committee are Mr. Collier, Dr. Dunn, and Ms. Kim. Mr. Collier serves as chair of the Committee. Each member of the Committee is an "independent director" under Nasdaq rules. The Committee operates under a written charter, a copy of which is available on our website at https://ir.prothena.com/corporate-governance.
The Nominating and Corporate Governance Committee is responsible for determining the qualifications of nominees for election and candidates for appointment as directors, and for identifying, evaluating, and then recommending to the Board such nominees or candidates. The Committee reviews periodically the composition and size of the Board and makes recommendations to the Board as it deems necessary or appropriate so that the Board has the requisite expertise and that its membership consists of persons with sufficiently diverse and independent backgrounds.
Nominees or candidates are expected to possess and have demonstrated breadth and depth of management and leadership experience, financial and/or business acumen, and relevant industry or scientific experience, high integrity, sufficient time to devote to the Company’s business, and a demonstrated ability to think independently but work collaboratively with other members of the Board and the Company’s management. In recommending candidates for election or appointment to the Board, the Committee considers each nominee's or candidate's knowledge, skills, and experience, according to the foregoing criteria, as well as their independence under Nasdaq and SEC rules. The Committee evaluates each nominee or candidate in the context of the Board as a whole, with the objective of assembling a group that can best maximize the success of the business and represent shareholder interests through the exercise of sound judgment using its diversity of experience.
To assist the Nominating and Corporate Governance Committee in identifying potential directors who meet the criteria and priorities established from time to time and facilitate the evaluation of such potential directors, the Committee may retain third-party search firms.
The Nominating and Corporate Governance Committee will consider director candidates recommended by shareholders. Recommendations should be directed to the Company’s registered office (Prothena Corporation plc, 77 Sir John Rogerson’s Quay, Block C, Grand Canal Docklands, Dublin 2, D02

14	2026 PROXY STATEMENT

CORPORATE GOVERNANCE AND BOARD MATTERS
VK60, Ireland, Attention: Company Secretary). The Nominating and Corporate Governance Committee will apply the same standards in considering director candidates recommended by shareholders as it applies to other candidates. Once the Nominating and Corporate Governance Committee receives a recommendation from a shareholder, it may request additional information from the candidate about the candidate’s independence, qualifications, and other information that would assist the Nominating and Corporate Governance Committee in evaluating the candidate, as well as certain information that must be disclosed about the candidate in the Company’s proxy statement, if nominated.
For a shareholder to make any formal nomination of a director candidate for election to the Board at an annual general meeting of shareholders, please see the requirements described above in response to “When are shareholder proposals and nominations due for next year’s annual meeting?”

Research and Development Committee

Our Research and Development Committee's primary purpose is to review and advise management and the Board on the strategic direction for the Company’s pipeline and investment in research and development. In connection with such purpose the Research and Development Committee may evaluate and advise on the Company’s key R&D activities, early pipeline development goals and strategy, and maintaining product flow for the Company’s program pipeline; evaluate and provide input with respect to the strategic direction of the science being conducted and overall program execution; and confer with the Company’s research and development and management teams regarding significant emerging regulatory, research, scientific, and medical trends and developments relevant to the Company’s research and development activities and strategy, including their potential impact on the Company’s programs or plans.
The current members of our Research and Development Committee are Dr. Dunn, Dr. Ekman, and Dr. Selkoe. Dr. Ekman serves as chair of the Committee. Each member of the Committee is an "independent director" under Nasdaq rules. The Committee operates under a written charter, a copy of which is available on our website at https://ir.prothena.com/corporate-governance.

Meetings of the Board and Committees, Meeting Attendance and Shareholder Meeting Attendance

During our fiscal year 2025, our Board met ten times, our Audit Committee met six times, our Compensation Committee met six times, our Nominating and Corporate Governance Committee met five times, and our Research and Development Committee met three times.
During our fiscal year 2025, each of our current directors attended at least 75% of all meetings of the
Board and committees of the Board of which the director was a member.
We encourage all of our directors and nominees for director to attend our annual general meetings of shareholders, although attendance is not mandatory. In 2025, all of our nine directors then serving on our Board attended our annual general meeting of shareholders and were available to answer questions.

Other Corporate Governance Matters

Corporate Governance Guidelines. As a part of our Board's commitment to enhancing shareholder value over the long term, our Board has adopted Corporate Governance Guidelines. Our Corporate Governance Guidelines cover, among other topics, board composition, director independence, new director orientation and continuing education, annual Board performance evaluations, Board and director responsibilities, director access to management and independent advisors, Board committees and director compensation. Our Corporate Governance Guidelines are available on our website at https://ir.prothena.com/corporate-governance.
Majority Voting for Election of Directors. Our directors are elected by the affirmative vote of a majority of the votes cast by our shareholders at an annual general meeting. Any nominee for director who does not receive a majority of the votes cast is not elected to our Board. Accordingly, there is no "holdover" rule under Irish law or our Constitution.

2026 PROXY STATEMENT	15

CORPORATE GOVERNANCE AND BOARD MATTERS
Staggered Board. Our Constitution requires that at least one-third (which, if not a round number, is rounded to the number which is nearest to and less than one-third) of the directors must stand for election at each annual general meeting, and that directors must stand for re-election no later than the third annual general meeting subsequent to their election or appointment to the Board. However, under Irish law and our Constitution, our directors may be removed at any time with or without cause by the affirmative vote of a majority of the votes cast by shareholders. Under Irish law, shareholders holding 10% or more of the total voting rights of the Company can at any time requisition an extraordinary general meeting (i.e., a special meeting) to vote on the removal of any or all of our directors and, if desired, the appointment of replacement directors.
Shareholder Ability to Call Extraordinary Meetings. As noted above, Irish law provides that shareholders holding 10% or more of the total voting rights can at any time request that the directors call an extraordinary general meeting. The shareholders who wish to request an extraordinary general meeting must deliver to our registered office (Prothena Corporation plc, 77 Sir John Rogerson's Quay, Block C, Grand Canal Docklands, Dublin 2, D02 VK60, Ireland) a written notice, signed by the shareholders requesting the meeting and stating the purposes of the meeting. If the directors do not, within 21 days of the date of delivery of the request, proceed to convene a meeting to be held within two months of that date, those shareholders (or any of them representing more than half of the total voting rights of all of them) may themselves convene a meeting within a specified period, but any meeting so convened cannot be held after the expiration of three months from the date of delivery of the request.
Compensation Governance. We are committed to having strong governance standards with respect to our compensation programs, procedures, and practices. Our key compensation governance practices are described in this Proxy Statement under the heading Compensation Discussion and Analysis - Compensation Governance and Best Practices.
Code of Conduct. We have a Code of Conduct that applies to all of our directors, executive officers, and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. Our Code of Conduct is available on our website at https://ir.prothena.com/corporate-governance. We will provide to any person without charge, upon request, a copy of that Code of Conduct; such a request may be made by sending it to our Company Secretary at Prothena Corporation plc, 77 Sir John Rogerson’s Quay, Block C, Grand Canal Docklands, Dublin 2, D02 VK60, Ireland. If we make any amendment to, or waiver from, a provision of our Code of Conduct that we are required to disclose under SEC rules, we intend to satisfy that disclosure requirement by posting such information on our website at https://ir.prothena.com/corporate-governance. The contents of our websites are not intended to be incorporated by reference into this Proxy Statement or in any other report or document we file with the SEC, and any references to our websites are intended to be inactive textual references only.
Anti-Hedging/Pledging Policies. Our Code of Conduct expressly prohibits our directors, executive officers, and employees from engaging in speculative transactions in Company securities, including short sales, transactions in put or call options, hedging transactions, and other inherently speculative transactions. We also have an Insider Trading Compliance Policy that further prohibits our directors, executive officers, and employees from entering into any form of hedging or monetization transaction with respect to Company securities and from pledging such securities as collateral for any loans, including purchasing any Company securities on margin.
Shareholder Communications with the Board. Any shareholder who desires to communicate with the Board or any specified individual director may do so by directing such correspondence to the attention of our Company Secretary at Prothena Corporation plc, 77 Sir John Rogerson's Quay, Block C, Grand Canal Docklands, Dublin 2, D02 VK60, Ireland. The Company Secretary will forward the communication to the Board members or individual director as appropriate.

16	2026 PROXY STATEMENT

DIRECTOR COMPENSATION - FISCAL YEAR 2025
DIRECTOR COMPENSATION - FISCAL YEAR 2025
The Compensation Committee, with the assistance of its independent consultant, evaluates the compen-sation of the Board each year and recommends the amount of cash and equity compensation. After considering the input of the Compensation Com-mittee’s independent compensation consultant, the Compensation Committee and Board approved fiscal year 2025 compensation program as described below.
For fiscal year 2025, our Chair received an annual cash retainer fee of $90,000, and all other non-employee directors received an annual cash retainer fee of $60,000. In addition, all of our non-employee directors who served on or chaired a Board committee received the following annual committee fees:

Committee	Chair	Other Member
Audit Committee	$20,000	$10,000
Compensation Committee	$15,000	$7,500
Nominating and Corporate Governance Committee	$10,000	$5,000
Research and Development Committee	$20,000	$10,000
For fiscal year 2025, the annual committee fees were unchanged from fiscal year 2024. Director and committee fees are paid in quarterly installments and pro-rated as necessary for partial year service.
Each of our non-employee directors is awarded annually, on the first business day following each annual general meeting of the shareholders, a nonqualified stock option to acquire a specified number of the Company’s ordinary shares. After considering input from the independent consultant engaged by the Compensation Committee, the number of shares subject to the annual option awards was set at 20,183 shares (an increase from 15,000 shares with respect to fiscal year 2024). These options vest on the earlier of the first anniversary of the grant date or the day of the next annual general meeting of shareholders (subject to continuous service as a director until such vesting date, except in the event of certain terminations of service) and have a ten-year term.

All of the options granted to our non-employee directors were awarded under our 2018 Long Term Incentive Plan, as amended (the “2018 LTIP”), and have a per share exercise price equal to the closing market price of our ordinary shares on the date of grant.
Our sole non-independent director, Dr. Kinney (our President and Chief Executive Officer), does not receive any additional compensation for his service on our Board. Please see the Summary Compensation Table - Fiscal Year 2025 for a summary of the compensation received by Dr. Kinney with respect to fiscal year 2025.

2026 PROXY STATEMENT	17

DIRECTOR COMPENSATION - FISCAL YEAR 2025
The following table sets forth the compensation paid to our non-employee directors in our fiscal year 2025.

Name	Fees Earned or Paid in Cash(1) ($)	Option Awards(2) ($)	All Other Compensation(3) ($)	Total ($)
Paula K. Cobb(4)	85,000	95,831	—	180,831
Richard T. Collier	80,000	95,831	—	175,831
Shane M. Cooke	87,500	95,831	—	183,331
William H. Dunn, Jr.	74,726	95,831	—	170,557
Lars G. Ekman	80,000	95,831	—	175,831
Helen S. Kim	65,000	95,831	—	160,831
Dennis J. Selkoe	70,000	95,831	6,500	172,331
Daniel G. Welch	97,089	95,831		192,920
(1)Consists of Board retainer, committee chair, and committee service fees, pro-rated as necessary for partial year service, as described in the narrative above.
(2)Represents the aggregate grant date fair value of nonqualified stock options granted to the directors under our 2018 LTIP. These amounts do not reflect amounts ultimately realized. These amounts were calculated in accordance with Financial Accounting Standards Board ASC Topic 718. For a discussion of the assumptions made in calculating the values reflected for fiscal year 2025, see Note 9 of the Consolidated Financial Statements included in our Form 10-K for our fiscal year 2025, filed with the SEC on February 27, 2026 (our "Form 10-K"). The amounts reported represent the grant date fair value of options granted on May 14, 2025, to acquire 20,183 shares, which options have an exercise price of $6.885 per share (the fair market value per share on the date of grant), vest on the earlier of the first anniversary of the grant date or the day of the next annual general meeting of shareholders (subject to continuous service as a director until such vesting date), and have a ten-year term.
(3)Consists of consulting fees paid pursuant to a consulting arrangement with the Company’s wholly-owned subsidiary, Prothena Biosciences Inc, under which Dr. Selkoe provided consulting services in connection with matters related to the Company’s partnered collaboration programs.
(4)Ms. Cobb resigned from the Board effective December 31, 2025.

As of the end of our fiscal year 2025, the total number of shares subject to outstanding option awards held by each non-employee director serving during fiscal year 2025 were as set forth in the following table. No other equity awards were held by our non-employee directors as of the end of our fiscal year 2025.

Name	Outstanding Option Awards (Shares)
Paula K. Cobb	112,500
Richard T. Collier	141,924
Shane M. Cooke	141,924
William H. Dunn, Jr.	65,183
Lars G. Ekman	141,924
Helen S. Kim	80,183
Dennis J. Selkoe	110,424
Daniel G. Welch	167,183

18	2026 PROXY STATEMENT

PROPOSAL NO. 2
RATIFICATION, IN A NON-BINDING VOTE, OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR OUR FISCAL YEAR 2026 AND AUTHORIZATION, IN A BINDING VOTE, OF OUR BOARD OF DIRECTORS, ACTING THROUGH ITS AUDIT COMMITTEE, TO APPROVE THE REMUNERATION OF THAT AUDITOR

Summary

The Audit Committee is responsible for the appointment of our independent accounting firm. The Audit Committee has appointed KPMG LLP, a registered public accounting firm, as our independent accounting firm to audit our consolidated financial statements for our fiscal year ending December 31, 2026, and our shareholders are being asked to ratify that appointment and authorize the Board of Directors, acting through its Audit Committee, to approve the remuneration of KPMG LLP as our auditor. Neither our Constitution nor Irish law requires shareholder ratification of the appointment of KPMG LLP as our independent registered public accounting firm. Our Board is nonetheless submitting the appointment of KPMG LLP to our shareholders for ratification, in a non-binding vote, as a matter of good governance. The Board is also requesting that shareholders authorize, in a binding vote, the Board, acting through its Audit Committee, to approve the remuneration of KPMG LLP as our auditor.
If our shareholders fail to ratify such appointment of KPMG LLP, the Audit Committee will reconsider whether or not to retain KPMG LLP, but may still determine to maintain its appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year 2026. Even if the appointment of KPMG LLP is ratified by our shareholders, the Audit Committee may appoint a different independent registered public accounting firm at any time if the Audit Committee determines that such a change would be in the best interests of the Company and its shareholders.
KPMG LLP has audited our financial statements since the year ended December 31, 2012. Representatives of KPMG LLP are expected to attend the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Fees Paid to KPMG

The following table sets forth fees paid to KPMG LLP for services provided to the Company for our fiscal years ended December 31, 2025, and 2024.

	Year Ended December 31,
	2025	2024
Audit Fees(1)	$1,404,135	$1,436,701
Audit-Related Fees	—	—
Tax Fees(2)	111,175	172,872
All Other Fees	—	—
Total Fees	$1,515,310	$1,609,573
(1)Consists of fees and out-of-pocket expenses for services rendered (a) for the audits of our annual financial statements, reviews of our quarterly financial statements, and audits of our Irish statutory financial statements, and (b) for the reviews of our registration statements, including the provision of comfort letters and consents.
(2)Consists of fees and out-of-pocket expenses incurred in connection with international tax compliance and tax consultation services.

2026 PROXY STATEMENT	19

Pre-Approval Policies and Procedures; Recommendation of the Board

The Audit Committee has adopted policies and procedures requiring that the Company obtain the Audit Committee's pre-approval of all audit and permissible non-audit services to be provided by the Company’s independent registered public accounting firm. Under those policies and procedures, all such services must be pre-approved by the Audit Committee (although certain services may be pre-approved by the chair of the Audit Committee followed by Audit Committee ratification at the next Audit Committee meeting). Before pre-approving services, the Audit Committee considers the estimated fees for those services and whether those services might impair KPMG LLP's independence. Pursuant to these policies and procedures, the Audit Committee pre-approved all services provided by KPMG LLP for our fiscal years 2025 and 2024.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR RATIFICATION, IN A NON-BINDING VOTE, OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR OUR FISCAL YEAR 2026 AND AUTHORIZATION, IN A BINDING VOTE, OF OUR BOARD OF DIRECTORS, ACTING THROUGH ITS AUDIT COMMITTEE, TO APPROVE THE REMUNERATION OF THAT AUDITOR.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
The information in this report is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether before or after the date hereof and irrespective of any general incorporation language in any such filing.
The primary purpose of the Audit Committee is to oversee the Company’s financial reporting processes on behalf of our Board. The Audit Committee's functions are more fully described in its charter, which is available on our website at https://ir.prothena.com/corporate-governance. Management has the primary responsibility for our financial statements and reporting processes including our systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the Company’s audited consolidated financial statements as of and for the year ended December 31, 2025.
The Audit Committee reviewed and discussed with KPMG LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the "PCAOB") and the U.S. Securities and Exchange Commission. In addition, the Audit Committee discussed with KPMG LLP their independence, and received from KPMG LLP and reviewed the written disclosures and the letter required by applicable requirements of the PCAOB regarding KPMG LLP’s communications with the Audit Committee concerning independence. Finally, the Audit Committee discussed with KPMG LLP, with and without management present, the scope and results of KPMG LLP's audit of such financial statements.
Based on these reviews and discussions, the Audit Committee recommended to our Board that such audited financial statements be included in our Annual Report on Form 10-K for fiscal year ended December 31, 2025, for filing with the U.S. Securities and Exchange Commission.

Shane M. Cooke (Committee Chair)
Richard T. Collier
Lars G. Ekman

20	2026 PROXY STATEMENT

PROPOSAL NO. 3	APPROVAL, IN A NON-BINDING ADVISORY VOTE, OF THE COMPENSATION OF OUR EXECUTIVE OFFICERS NAMED IN THIS PROXY STATEMENT ("SAY-ON-PAY")

Summary

We are providing our shareholders with the opportunity to vote on a resolution to approve, on an advisory (non-binding) basis, the compensation of our named executive officers - our Chief Executive Officer, our Chief Financial Officer, and our other three most highly compensated executive officers for fiscal year 2025. This advisory shareholder vote pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 - commonly known as "Say-on-Pay" - gives our shareholders the opportunity to endorse or not endorse the named executive officer compensation program as described in the Compensation Discussion and Analysis, compensation tables, and accompanying narrative disclosures in this Proxy Statement. We encourage you to carefully review that information.
We believe that the compensation of our named executive officers for fiscal year 2025 was aligned with the Company’s performance during 2025 and its go-forward strategy. As is described in the Compensation Discussion and Analysis:
2025 Performance Highlights. We are a late-stage clinical company with a robust pipeline of investigational therapeutics with the potential to change the course of devastating neurodegenerative and rare peripheral amyloid diseases. Our executive compensation programs are designed to align executive pay outcomes with the Company’s performance. We believe that our named executive officers’ fiscal year 2025 compensation was aligned with the Company’s performance for the year and with the Company’s go-forward strategy. Major announcements in 2025 that highlight performance to goals and define future strategy include:
•We Executed and Delivered Results on Wholly-Owned Clinical Programs.
◦In May 2025, we completed the Phase 3 AFFIRM-AL clinical trial evaluating birtamimab in patients with Mayo Stage IV AL amyloidosis. However, the trial did not meet its primary or secondary endpoints and, as such, we subsequently discontinued the development of birtamimab and in June we commenced a corporate restructuring, including an approximate 63% reduction in workforce to substantially reduce our operating costs.
◦In 2025, we completed the Phase 1 ASCENT clinical program evaluating PRX012, our wholly-owned, single-injection, once-monthly antibody delivered subcutaneously in patients with early
Alzheimer’s disease. The preliminary data demonstrated that patients on the 400 mg dose level of PRX012 for 18 months reached a mean centiloid (CL) level of ~16.0 CL and 9 of 12 achieved amyloid negativity (defined as <24.1 CL). However, the robust plaque clearance was associated with non-competitive rates of ARIA-E.
•We Made Significant Advances in our Partnered Portfolio.
◦Prasinezumab, a potential first-in-class antibody, for the treatment for Parkinson’s disease (PD), that is designed to target key epitopes within the C-terminus of alpha-synuclein and is the focus of the worldwide collaboration with Roche. In 2025, Roche initiated the Phase 3 PARAISO clinical trial in approximately 900 participants with early-stage Parkinson’s disease; primary completion is expected in 2029. Roche has stated that prasinezumab has peak sales potential greater than $3.5 billion (unadjusted) and could be the first disease-modifying treatment for a condition that affects 10 million people worldwide.
◦Coramitug (formerly PRX004), a potential first-in-class amyloid depleter antibody for the treatment of ATTR cardiomyopathy designed to deplete the pathogenic, non-native forms of the transthyretin (TTR) protein and is being developed by Novo Nordisk as part of their up to $1.2 billion acquisition of our ATTR amyloidosis business and pipeline. In 2025, Novo Nordisk initiated the Phase 3 CLEOPATTRA clinical trial in approximately 1,280 participants with ATTR amyloidosis with cardiomyopathy; primary completion is expected in 2029. Novo Nordisk presented positive results from their Phase 2 signal-detection clinical trial during a late-breaking session at the American Heart Association Scientific Sessions on November 10, 2025 and simultaneously published the results in Circulation.
◦BMS-986446 (formerly PRX005), a potential best-in-class antibody for the treatment of AD that specifically targets a key epitope within the microtubule binding region (MTBR) of tau, a protein implicated in the causal pathophysiology of AD. In 2025, Bristol Myers Squibb (“BMS”) completed enrollment of the ongoing Phase 2 TargetTau-1 clinical trial in approximately 310 patients with early Alzheimer’s disease with primary completion expected in 1H 2027. BMS also conducted a Phase 1 open-label clinical trial

2026 PROXY STATEMENT	21

PROPOSAL NO. 3 – “SAY-ON-PAY”
to assess a subcutaneous administration and BMS-986446 was granted Fast Track designation by the U.S. FDA as a treatment for Alzheimer’s disease.
◦PRX019, a potential treatment of neurodegenerative diseases with an undisclosed target, is part of the global neuroscience research and development collaboration with BMS. In 2024, BMS obtained the exclusive global license for PRX019 for $80 million; and Prothena initiated a Phase 1 first-in-human clinical trial to evaluate the safety, tolerability, immunogenicity, and pharmaco-kinetics of single ascending and multiple doses in healthy adults. In 2025, this Phase 1 trial was ongoing and remains on-track for completion in 2026.
•We Made Significant Advances in our Active Preclinical Portfolio.
◦TDP-43 CYTOPE, a proprietary preclinical program enabling precise intracellular targeting of TDP-43 pathology, a defining pathogenic feature of amyotrophic lateral sclerosis (ALS) and other TDP-43 proteinopathies. TDP-43 CYTOPE preclinical data demonstrates the potential of our proprietary CYTOPE technology to target intracellular disease pathways. In 2025, we presented a poster at Neuroscience 2025
(Society for Neuroscience) and the International Symposium of ALS/MND demonstrating the potential of TDP-43 CYTOPE in multiple preclinical models.
◦PRX012-TfR, a preclinical program combining PRX012, our wholly-owned, single-injection, once-monthly antibody delivered subcutaneously with transferrin receptor technology to potentially improve its product profile. Based on the totality of the results from the Phase 1 ASCENT program delivered in 2025, Prothena is developing PRX012-TfR (transferrin receptor) in preclinical studies while exploring potential partnership opportunities.
•We Carefully Managed our Cash Balance.
◦During fiscal year 2025, we carefully managed our capital. While progressing all of our development programs described above, our cash used in operating and investing activities was $163.7 million, which was favorable to our guidance range of $170 to $178 million. We finished fiscal year 2025 with $308.4 million in cash, cash equivalents, and restricted cash, which exceeded our guidance of $298.0 million, providing a solid financial foundation for continuing to advance the Company’s discovery and clinical programs.

Recommendation of the Board

Our Board believes that the information provided above and in the Compensation Discussion and Analysis, compensation tables, and accompanying narrative disclosures in this Proxy Statement demonstrate that our executive compensation programs were designed appropriately and are working to further align the interests of our management team with the interests of our shareholders and support long-term value creation, and that those interests were well-served in fiscal year 2025. Accordingly, we are asking shareholders to approve the following non-binding advisory resolution at the Annual Meeting:
RESOLVED, that the shareholders of Prothena Corporation plc (the "Company") approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Compensation Discussion and Analysis, compensation tables, and accompanying narrative disclosures set forth in this Proxy Statement.
The vote on this Proposal No. 3 is advisory, and, therefore, not binding on the Company, our Board, or its Compensation Committee. Although non-binding, our Board and its Compensation Committee will review and consider the voting on this Proposal No. 3 when making future decisions regarding compensation of our named executive officers.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE NON-BINDING ADVISORY RESOLUTION APPROVING THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

22	2026 PROXY STATEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table presents information as to the beneficial ownership of our ordinary shares as of March 2, 2026, (except as noted) for:
•each person, or group of affiliated persons, known by us to beneficially own more than 5% of our ordinary shares;
•each of our directors;
•each of our executive officers named in the Summary Compensation Table - Fiscal Year 2025 below; and
•all of our directors and executive officers as a group.
Unless otherwise indicated, the address of each beneficial owner named below is c/o Prothena Corporation plc, 77 Sir John Rogerson’s Quay, Block C, Grand Canal Docklands, Dublin 2, D02 VK60, Ireland.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)
5% Shareholders:	Shares	Shares Acquirable Within 60 Days(2)	Total Shares Deemed Beneficially Owned	Percent of Outstanding Shares(3)
Entities Associated with Fidelity Investments(4)	8,049,796	—	8,049,796	15.0%
William P. Scully(5)	5,281,846	—	5,281,846	9.8%
Todd W. Fennell(6)	4,495,846	—	4,495,846	8.4%
Rubric Capital Management LP(7)	3,677,331	—	3,677,331	6.8%
BlackRock, Inc.(8)	3,092,261	—	3,092,261	5.7%

Directors and Named Executive Officers:
Richard T. Collier	1,219	121,741	122,960	*
Shane M. Cooke	—	121,741	121,741	*
William H. Dunn, Jr.	—	35,000	35,000	*
Lars G. Ekman	243	121,741	121,984	*
Helen S. Kim	—	60,000	60,000	*
Dennis J. Selkoe(9)	4,208	90,241	94,449	*
Daniel G. Welch	—	67,800	67,800	*
Gene G. Kinney	152,793	2,247,317	2,400,110	4.3%
Tran B. Nguyen	97,205	830,367	927,572	1.7%
Brandon S. Smith	130,000	496,822	626,822	1.2%
Chad J. Swanson	85,000	128,634	213,634	*
Wagner M. Zago	85,000	511,155	596,155	1.1%
All 14 directors and executive officers as a group	660,668	5,486,615	6,147,283	10.4%
*    Represents beneficial ownership of less than one percent of our issued and outstanding ordinary shares.
(1)Represents ordinary shares. Beneficial ownership is determined in accordance with U.S. Securities and Exchange Commission (the "SEC") rules and generally includes voting or investment power. Unless otherwise indicated below, to our knowledge, the persons and entities named in this table have sole voting and sole dispositive power with respect to all shares beneficially owned, subject to community property laws where applicable.
(2)For purposes of this table, a person is deemed to have beneficial ownership of our ordinary shares which such person has the right to acquire on or within 60 days after March 2, 2026. The shares reported in this column consist of shares that may be acquired by exercise of NQSOs (nonqualified stock options) granted under our Amended and Restated 2012 Long Term Incentive Plan, our 2018 Long Term Incentive Plan, as amended, or our 2020 Employment Inducement Incentive Plan, as amended.
(3)The percentage of outstanding shares is based on the 53,832,982 ordinary shares issued and outstanding on March 2, 2026. However, for purposes of computing the percentage of outstanding ordinary shares beneficially owned by each person or group of persons, any shares which such person or group of persons has a right to acquire on or within 60 days after March 2, 2026, are deemed to be outstanding, but are not deemed to be outstanding for the purpose of computing the percentage of beneficial ownership of any other person.

2026 PROXY STATEMENT	23

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
(4)As reported on Amendment No. 3 to Schedule 13G filed with the SEC on February 9, 2024, by FMR LLC ("FMR") and Abigail P. Johnson, reporting beneficial ownership as of December 29, 2023. FMR has sole voting power over 8,049,190 ordinary shares and sole dispositive power over 8,049,796 ordinary shares. Ms. Johnson and members of the Johnson family control 49% of FMR and have shared voting and dispositive power over the shares listed herein. Various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of ordinary shares. According to FMR’s most recent Form 13F filed with the SEC on February 17, 2026, reporting the securities it held as of December 31, 2025, FMR reported ownership of 7,551,218 ordinary shares (or 14.0% of our outstanding shares as of March 2, 2026). The address of the beneficial owner is 245 Summer Street, Boston, Massachusetts 02210, USA.
(5)As reported on Amendment No. 5 to Schedule 13G filed with the SEC on November 12, 2025, by William P. Scully, reporting beneficial ownership as of September 30, 2025. Mr. Scully has sole voting and dispositive power over 763,000 ordinary shares, consisting of (i) 80,000 ordinary shares owned by Manatee Equity Fund LLC, of which Mr. Scully is the sole manager with sole voting and dispositive power and (ii) 683,000 ordinary shares owned by Mr. Scully’s individual retirement account, over which he may be deemed to have sole voting and dispositive power. Mr. Scully has shared voting and dispositive power over 4,518,846 ordinary shares, consisting of (i) 42,000 ordinary shares owned by Mr. Scully’s spouse’s individual retirement account, over which Mr. Scully may be deemed to have shared voting and dispositive power, (ii) 10,000 ordinary shares owned by Mr. Scully’s spouse, over which Mr. Scully may be deemed to have shared voting and dispositive power, (iii) 23,000 ordinary shares owned by an individual retirement account subject to an investment management agreement over which Mr. Scully may be deemed to have shared voting and dispositive power by reason of his right to terminate such agreement, (iv) 68,000 ordinary shares owned by a trust, over which Mr. Scully may be deemed to have shared voting and dispositive power by virtue of being a co-trustee, (v) 4,335,846 ordinary shares owned in the aggregate by various grantor retained annuity trusts, which have an independent trustee, but over which Mr. Scully may be deemed to have shared voting and dispositive power by reason of his retained right to substitute assets in such trusts, and (vi) 40,000 ordinary shares owned by another trust, which has an independent trustee, but over which Mr. Scully may be deemed to have shared voting and dispositive power by reason of his retained right to substitute assets in such trust. The address of the beneficial owner is 771 Manatee Cove, Vero Beach, Florida 32963, USA.
(6)As reported on Amendment No. 5 to Schedule 13G filed with the SEC on November 12, 2025, by Todd W. Fennell, reporting beneficial ownership as of September 30, 2025. Todd W. Fennell has shared voting and dispositive power over 4,495,846 ordinary shares, consisting of (i) 160,000 ordinary shares owned in the aggregate by various trusts, for which Mr. Fennell serves as an independent trustee, and (ii) 4,335,846 ordinary shares owned in the aggregate by various grantor retained annuity trusts, for which Mr. Fennell serves as an independent trustee. The address of the beneficial owner is 979 Beachland Boulevard, Vero Beach, Florida 32963, USA.
(7)As reported on Schedule 13G filed with the SEC on February 13, 2026, by Rubric Capital Management LP (“Rubric Capital”) and David Rosen, reporting beneficial ownership of December 31, 2025. Rubric Capital and Mr. Rosen have shared voting and dispositive power over 3,677,331 ordinary shares. Rubric Capital is the investment adviser to certain investment funds and/or accounts, including Rubric Capital Master Fund LP, which has the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, more than five percent of the ordinary shares. Mr. Rosen is the Managing Member of Rubric Capital Management GP LLC, the general partner of Rubric Capital. The address of the beneficial owner is 155 East 44th St, Suite 1630, New York, NY 10017, USA.
(8)As reported on Amendment No. 10 to Schedule 13G filed with the SEC on October 17, 2025, by BlackRock, Inc. (“BlackRock”), reporting beneficial ownership of September 30, 2025. BlackRock is a parent holding company/control person that has sole voting power over 3,023,604 ordinary shares and sole dispositive power over 3,092,261 ordinary shares. Various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the ordinary shares; no one person's interest in those ordinary shares is more than five percent of the total outstanding ordinary shares. The subsidiaries holding the shares reported herein are BlackRock Advisors, LLC; BlackRock Asset Management Canada Limited; BlackRock (Netherlands) B.V.; BlackRock Fund Advisors; BlackRock Asset Management Ireland Limited; BlackRock Institutional Trust Company, National Association; BlackRock Financial Management, Inc.; and BlackRock Investment Management, LLC. According to BlackRock’s most recent Form 13F filed with the SEC on February 12, 2026, reporting the securities it held as of December 31, 2025, BlackRock reported ownership of 4,107,459 ordinary shares (or 7.6% of our outstanding shares as of March 2, 2026). We have also received a letter pursuant to the Irish Companies Act 2014 (a “Notification Letter”) from BlackRock reporting a change in its “notifiable interest” in ordinary shares. The Notification Letter reports that, as of February 6, 2026, certain holders associated with BlackRock held 4,409,829 of our ordinary shares (or 8.2% of our outstanding ordinary shares as of March 2, 2026). The address for the beneficial owner is 50 Hudson Yards, New York, New York 10001, USA.
(9)Includes 2,845 ordinary shares held by Dr. Selkoe and 1,363 ordinary shares held by Dr. Selkoe's spouse.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors, and persons who own more than 10% of our ordinary shares, to file reports of ownership and changes in ownership electronically with the SEC. Based on a review of such forms filed electronically with the SEC and our officers’ and directors’ written representations, we believe that each person who, at any time during fiscal year 2025, was an executive officer, director, or beneficial owner of more than 10% of our ordinary shares, complied with all filing requirements in a timely fashion.

24	2026 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS
In this section we provide an explanation and analysis of the material elements of the compensation provided to our chief executive officer, our chief financial officer (who also serves as our chief strategy officer) and our other three most highly compensated executive officers who were serving as such at the end of our fiscal year 2025 (collectively referred to as our "named executive officers"). Those named executive officers were:
•Gene G. Kinney, Ph.D., our President and Chief Executive Officer;
•Tran B. Nguyen, our Chief Strategy Officer and Chief Financial Officer;
•Brandon S. Smith, our Chief Operating Officer;
•Chad J. Swanson, Ph.D., our Chief Development Officer; and
•Wagner M. Zago, Ph.D., our Chief Scientific Officer.

Executive Summary: Fiscal Year 2025 Company Performance and Key Pay Decisions

2025 Performance Highlights. We are a late-stage clinical company with a robust pipeline of investigational therapeutics with the potential to change the course of devastating neurodegenerative and rare peripheral amyloid diseases. Our executive compensation programs are designed to align executive pay outcomes with the Company’s performance. We believe that our named executive officers’ fiscal year 2025 compensation was aligned with the Company’s performance for the year and with the Company’s go-forward strategy. Major announcements in 2025 that highlight performance to goals and define future strategy include:
•We Executed and Delivered Results on Wholly-Owned Clinical Programs.
◦In May 2025, we completed the Phase 3 AFFIRM-AL clinical trial evaluating birtamimab in patients with Mayo Stage IV AL amyloidosis. However, the trial did not meet its primary or secondary endpoints and, as such, we subsequently discontinued the development of birtamimab and in June we commenced a corporate restructuring, including an approximate 63% reduction in workforce to substantially reduce our operating costs.
◦In 2025, we completed the Phase 1 ASCENT clinical program evaluating PRX012, our wholly-owned, single-injection, once-monthly antibody delivered subcutaneously in patients with early Alzheimer’s disease. The preliminary data demonstrated that patients on the 400 mg dose level of PRX012 for 18 months reached a mean centiloid (CL) level of ~16.0 CL and 9 of 12 achieved amyloid negativity (defined as <24.1 CL). However, the robust plaque clearance was associated with non-competitive rates of ARIA-E.
•We Made Significant Advances in our Partnered Portfolio.
◦Prasinezumab, a potential first-in-class antibody, for the treatment for Parkinson’s disease (PD), that is designed to target key epitopes within the C-terminus of alpha-synuclein and is the focus of the worldwide collaboration with Roche. In 2025,
Roche initiated the Phase 3 PARAISO clinical trial in approximately 900 participants with early-stage Parkinson’s disease; primary completion is expected in 2029. Roche has stated that prasinezumab has peak sales potential greater than $3.5 billion (unadjusted) and could be the first disease-modifying treatment for a condition that affects 10 million people worldwide.
◦Coramitug (formerly PRX004), a potential first-in-class amyloid depleter antibody for the treatment of ATTR cardiomyopathy designed to deplete the pathogenic, non-native forms of the transthyretin (TTR) protein and is being developed by Novo Nordisk as part of their up to $1.2 billion acquisition of our ATTR amyloidosis business and pipeline. In 2025, Novo Nordisk initiated the Phase 3 CLEOPATTRA clinical trial in approximately 1,280 participants with ATTR amyloidosis with cardiomyopathy; primary completion is expected in 2029. Novo Nordisk presented positive results from their Phase 2 signal-detection clinical trial during a late-breaking session at the American Heart Association Scientific Sessions on November 10, 2025 and simultaneously published the results in Circulation.
◦BMS-986446 (formerly PRX005), a potential best-in-class antibody for the treatment of AD that specifically targets a key epitope within the microtubule binding region (MTBR) of tau, a protein implicated in the causal pathophysiology of AD. In 2025, Bristol Myers Squibb (“BMS”) completed enrollment of the ongoing Phase 2 TargetTau-1 clinical trial in approximately 310 patients with early Alzheimer’s disease with primary completion expected in 1H 2027. BMS also conducted a Phase 1 open-label clinical trial to assess a subcutaneous administration and BMS-986446 was granted Fast Track designation by the U.S. FDA as a treatment for Alzheimer’s disease.
◦PRX019, a potential treatment of neurodegenerative diseases with an undisclosed target, is part of the global neuroscience

2026 PROXY STATEMENT	25

COMPENSATION DISCUSSION AND ANALYSIS
research and development collaboration with BMS. In 2024, BMS obtained the exclusive global license for PRX019 for $80 million; and Prothena initiated a Phase 1 first-in-human clinical trial to evaluate the safety, tolerability, immunogenicity, and pharmaco-kinetics of single ascending and multiple doses in healthy adults. In 2025, this Phase 1 trial was ongoing and remains on-track for completion in 2026.
•We Made Significant Advances in our Active Preclinical Portfolio.
◦TDP-43 CYTOPE, a proprietary preclinical program enabling precise intracellular targeting of TDP-43 pathology, a defining pathogenic feature of amyotrophic lateral sclerosis (ALS) and other TDP-43 proteinopathies. TDP-43 CYTOPE preclinical data demonstrates the potential of our proprietary CYTOPE technology to target intracellular disease pathways. In 2025, we presented a poster at Neuroscience 2025 (Society for Neuroscience) and the International Symposium of ALS/MND demonstrating the potential of TDP-43 CYTOPE in multiple preclinical models.
◦PRX012-TfR, a preclinical program combining PRX012, our wholly-owned, single-injection, once-monthly antibody delivered subcutaneously with transferrin receptor technology to potentially improve its product profile. Based on the totality of the results from the Phase 1 ASCENT program delivered in 2025, Prothena is developing PRX012-TfR (transferrin receptor) in preclinical studies while exploring potential partnership opportunities.
•We Carefully Managed our Cash Balance.
◦During fiscal year 2025, we carefully managed our capital. While progressing all of our development programs described above, our cash used in operating and investing activities was $163.7 million, which was favorable to our guidance range of $170 to $178 million. We finished fiscal year 2025 with $308.4 million in cash, cash equivalents, and restricted cash, which exceeded our guidance of $298.0 million, providing a solid financial foundation for continuing to advance the Company’s discovery and clinical programs.
2025 Compensation Highlights. We seek to provide fair and competitive compensation for our executive officers, while emphasizing at-risk pay tied to performance in the form of annual bonuses and long-term equity incentives. We believe that our 2025 executive compensation program reflected this philosophy as highlighted by the following features:
•Base Salary Adjustments. Early in fiscal year 2025, our Chief Executive Officer, Dr. Kinney, received a 6.4% increase in his base salary. Dr. Zago received a 4.6% increase in his base salary. Mr. Smith and Dr. Swanson each received 4.0% increases in their base salaries. Mr. Nguyen received a 3.5% increase in his base salary. In the cases of Dr. Kinney, Mr. Smith, Dr. Swanson, and Dr. Zago, the increase in their base salary was to align with market data for their position.
•Annual Bonuses Reflected 2025 Company Performance. Early in fiscal year 2025, the Committee determined not to change the target bonus opportunities of our named executive officers from their respective levels in 2024. For fiscal year 2025, the Committee and Board established pre-determined corporate objectives that they considered critical to the near- and long-term success of the Company. Following 2025, the Committee and the Board determined that Company performance relative to the corporate objectives was 100%. Based on that corporate performance (weighted at 75% of total bonus opportunity) and the individual performance (weighted at 25% of total bonus opportunity) of each named executive officer other than Dr. Kinney, the Committee approved payouts at 100% of the target bonuses as to the corporate portion of the bonus for those named executive officers. Dr. Kinney’s bonus was based solely on corporate performance, and the Board therefore approved his payout at 100% of his target bonus for fiscal year 2025.
•Equity as a Key Component of Compensation. We use stock options in our executive compensation program to directly link executive officer compensation to increases in the price of our ordinary shares, which directly reflects increased shareholder value. As in past years, we made annual grants of stock options to our named executive officers early in fiscal year 2025.
•One-Time Equity Retention Awards. Following the discontinuation of our birtamimab program and the ensuing reorganization, the Committee took proactive actions to address the destabilization effect of the reorganization and support the Company’s ability to retain the talent deemed necessary to support our remaining wholly-owned programs, obligations to partnered programs, and anticipated business development activities, particularly in light of the highly competitive environment for talent in which we operate. This included retention awards to all of our continuing employees, with non-executive employees receiving cash or a combination of cash and restricted share unit (“RSU”) retention awards. In order to align the named executive officers’ interests with the interests of our shareholders and to incentivize actions that support shareholder value creation, the Compensation Committee (and the Board in the case of Dr. Kinney) elected to deliver the named executive officer retention awards entirely in RSUs, with a three-year vesting schedule.
•Commitment to Pay for Performance. Our executive compensation programs are designed to deliver pay that is tied to our corporate and individual performance. Accordingly, 88.0% of our Chief Executive Officer’s and on average 79.1% of each of our other named executive officers’ total

26	2026 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS
targeted compensation for fiscal year 2025 (based on annual base salary, target annual cash incentive, and grant date fair value of RSU and option awards granted in 2025) was provided in the form of (a) cash incentives tied to actual performance against pre-determined strategic, operational, and financial objectives; and (b) RSU and option awards, which further align our named executive officers' interests with shareholders and foster long-term focus on the Company’s objectives as well as retention.

Total Target Direct Compensation Focuses on "At Risk" Compensation. The charts below show the target mix of each element of the total targeted compensation in fiscal year 2025 for our Chief Executive Officer and for our other named executive officers in the aggregate, which we believe show our strong emphasis on variable pay linked to actual performance.

NOT AT RISK: 12%	AT RISK: 88%	NOT AT RISK: 21%	AT RISK: 79%

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COMPENSATION DISCUSSION AND ANALYSIS

Compensation Governance and Best Practices

We are committed to having strong governance standards with respect to our compensation programs, procedures, and practices. Our key governance practices include the following:

What We Do	What We Don’t Do
Pay for performance. A significant percentage of total target compensation is pay at-risk that is connected to performance.
No guaranteed annual salary increases or bonuses. Our named executive officers' salary increases are assessed individually, and their annual cash incentives are tied to corporate and individual performance.

Strong link between performance measures and strategic objectives. Performance measures for cash incentive compensation are linked to business priorities designed to create long-term shareholder value.
No tax gross-ups. We do not provide any tax gross-ups to our named executive officers.
Independent compensation consultant. The Committee retains an independent compensation consultant to review our executive compensation program and practices.	No perquisites. We do not provide any perquisites or personal benefits to our named executive officers.
Annual comparator peer group review. The Committee, in conjunction with our compensation consultant, determines the composition of our comparator peer group at least annually.	No executive retirement plans. We do not maintain executive or supplemental retirement plans.

Double-trigger change-in-control severance arrangements. All of our change-in-control severance arrangements for both cash and equity have double triggers requiring a change-in-control and a qualifying termination.

No option exchange or repricing permitted without shareholder approval. Our equity incentive compensation plan expressly prohibits repricing of equity awards and cash-buyouts of "underwater" awards without shareholder approval.

Annual say-on-pay vote. The Company seeks annual input from our shareholders regarding our named executive officer compensation.
No hedging or pledging permitted. We prohibit our executive officers from engaging in speculative transactions in our ordinary shares, including short sales, transactions in put or call options, hedging transactions and other inherently speculative transactions; from entering into any form of hedging or monetization transactions; and from pledging our ordinary shares as collateral for loans.

Shareholder Approval of Executive Compensation

At the 2025 annual general meeting of our shareholders, our shareholders voted to approve the 2024 compensation of our named executive officers, with 76% of the shares cast at the meeting voting to approve that compensation; this result was well below the 94% average support we had received at the prior five annual general meetings of our shareholders. At the direction of the Committee, we engaged in a robust shareholder engagement program to better understand shareholders’ perspectives on our executive compensation program and to allow the Committee to consider the insights and perspectives from our shareholders as it makes executive compensation decisions.
After last year’s annual general meeting, we reached out to our largest shareholders, representing an aggregate of approximately two-thirds of our outstanding ordinary shares and we spoke to every shareholder that accepted our invitation to engage, which resulted in discussions with shareholders representing a total of approximately 40% of our ordinary shares.
Feedback from our shareholder outreach indicated support for our 2024 annual executive compensation program as appropriate for a biopharmaceutical company at our stage of development.

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The Objective of Our Executive Compensation Programs

The principal objective of our executive compensation programs is to attract, retain, motivate, and reward individuals with the executive experience and skills necessary for us to achieve our ultimate goal of increasing shareholder value. In order to do this, our executive compensation programs are designed to:
•Attract and retain individuals of superior ability, experience, and management talent;
•Motivate and reward executives whose knowledge, skills, and performance support our continued success;
•Align compensation with corporate strategies, business and financial objectives, operational needs, and the long-term interests of our shareholders;
•Avoid elements of compensation that would encourage excessive risk-taking or otherwise create inappropriate incentives; and
•Provide total compensation that is fair, reasonable, and competitive relative to both internal and external comparison points.

How We Determine Executive Compensation

The Compensation Committee is Responsible for Executive Compensation. The Committee makes all decisions on compensation to our executive officers other than our Chief Executive Officer. In the case of our Chief Executive Officer, the Committee makes recommendations to the Board regarding his compensation, and the Board (excluding the Chief Executive Officer) makes all final decisions on his compensation. Information on the Committee and its responsibilities is provided in this Proxy Statement under the heading Corporate Governance and Board Matters - Board Committees - Compensation Committee.
The Committee Utilizes an Independent Compensation Consultant. The Committee annually retains an independent executive compensation consultant to assist the Committee in making informed decisions on executive officer compensation. For fiscal year 2025 compensation decisions, the Committee retained Pay Governance as its independent executive compensation consultant. Pay Governance was engaged directly by the Committee, after the Committee assessed Pay Governance’s independence from the Company and its management. This process is repeated annually before the Committee selects its executive compensation consultant for that year.
For fiscal year 2025, Pay Governance was engaged by the Committee to prepare and present a data-based assessment of compensation programs for our executive officers, with comparisons to those of "peer" companies and input on their appropriateness in accomplishing the Committee's objectives. Pay Governance was also asked to provide to the Committee specific recommendations on our executive compensation programs generally.
The Committee Reviews Competitive Market Data. For fiscal year 2025, the Committee approved a "peer group" of companies to assist the Committee in its annual compensation assessments and decision-making. At the Committee's instruction, Pay
Governance used criteria based on (a) industry sector, stage of development and geography (biotechnology companies in Phase 2 to 3 of clinical development or commercial stage, and companies located in the San Francisco, California area or other biotechnology hub markets that reflect Prothena's talent market), (b) market capitalization between $500 million and $5 billion (based on the Company’s then-market capitalization of approximately $1.2 billion), and (c) number of employees (generally under 600 employees). These criteria were used to develop a recommended list of peer companies, with respect to fiscal year 2025, which Pay Governance presented to the Committee. As a result of this analysis, Neumora Therapeutics, Praxis Precision Medicines, REGENXBIO, and Scholar Rock were added to our peer group; Arrowhead Pharmaceuticals, Cerevel Therapeutics, Cytokinetics, and Karuna Therapeutics were removed from our peer group. The peer group companies identified by Pay Governance and considered, discussed, and approved by the Committee to assist the Committee in its evaluation of 2025 compensation decisions were:

ACADIA Pharm. Alector Anavex Life Sciences Arcus Biosciences Axsome Biohaven Ltd. Celldex Therapeutics Crinetics Pharm. Denali Therapeutics	Intra-Cellular Neumora Therapeutics Praxis Precision Med REGENXBIO Replimune Group Sage Therapeutics Scholar Rock Xenon Pharm.
At the time the Committee approved this peer group, the Company’s market capitalization was at approximately the 26th percentile of the peer group’s range of approximately $480 million to $8.0 billion; the Company’s research and development expense was at approximately the 52nd percentile of the peer group’s range of approximately $40 million to $700 million; and the Company’s cash and short term investments were at approximately the 46th

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COMPENSATION DISCUSSION AND ANALYSIS
percentile of the peer group’s range of approximately $140 million to $1.0 billion.
For competitive assessment purposes, Pay Governance used executive compensation data publicly reported by these peer group companies (i.e., proxy statement data), as well as survey data from other publicly-traded pre-commercial biotechnology companies with characteristics (e.g., market capitalization, stage of development, and number of employees) deemed comparable to these peer group companies and the Company.
Pay Governance’s reports to the Committee included a review of our existing executive compensation programs, practices, levels, and arrangements; each executive officer’s compensation relative to the market data; and our equity grant practices for all employees (not just executive officers) relative to the market data. Pay Governance’s reports also provided recommendations on changes that might be made to our executive compensation programs generally and to each executive officer’s compensation. Pay Governance provided its written report in advance of Committee meetings, at which the Pay Governance consultant presented and responded to questions from the Committee.
The Committee believes that compensation decisions are complex and require a deliberate review of Company performance, peer compensation levels, experience and impact of individual executive officers, and individual performance. In determining executive compensation, the Committee considers all forms of compensation and the value delivered by each component of compensation. When evaluating total target compensation, the Committee generally strives to set executive officer compensation around the 50th percentile of the market data. The Committee may, however, determine that it is appropriate for total target compensation or any particular element of compensation to exceed or fall below the 50th percentile of the market data for an executive officer. The factors that might influence the amount of compensation awarded include market competition for a particular position, the strategic importance of the position, requirements of the position relative to benchmark norms, retention considerations, an individual’s performance, possession of a unique skill or knowledge set, proven leadership capabilities, and internal pay equity.
The Chief Executive Officer and Management Make Recommendations. For fiscal year 2025, Dr. Kinney and a senior member of management presented to the Committee their recommendations on compensation for the executive officers, provided that Dr. Kinney did not make recommendations as to his own compensation. Prior to completion of fiscal year 2025, Dr. Kinney and other executive officers and members of management presented their assessments and recommendations to the Committee and the Board regarding the Company’s performance relative to the pre-established corporate objectives for 2025. After completion of fiscal year 2025, Dr. Kinney and other executive officers and members of management presented additional assessments and recommendations to the Committee as described below. The Committee and the Board may consider any such recommendations but are not required to follow any recommendations and may adjust compensation up or down at their discretion.
The Committee or Board Makes Compensation Decisions. Early in fiscal year 2025, the Committee determined the structure of our executive officer compensation programs for that year, after receiving Pay Governance’s report and recommendations and receiving Dr. Kinney’s recommendations on compensation for executive officers other than himself. Specifically, the Committee determined for each executive officer other than Dr. Kinney (a) any adjustment to their base salary, (b) their target annual cash bonus opportunity for 2025 and the corporate objectives for 2025, and (c) their annual stock option award for 2025.
In the case of Dr. Kinney, after discussion with a senior member of management and Pay Governance, the Committee recommended to the Board his base salary, his annual cash bonus opportunity for fiscal year 2025 and the 2025 corporate objectives upon which that bonus opportunity would be based, and his annual stock option award. In an executive session without Dr. Kinney present, the Board considered, discussed, and approved the compensation recommended by the Committee with respect to Dr. Kinney.
After completion of fiscal year 2025, the Committee received management’s report on the Company’s performance relative to the pre-established corporate objectives for 2025, and Dr. Kinney and members of management discussed such report and presented their assessments and recommendations to the Committee. Dr. Kinney and another member of management presented on and discussed the individual performance of each executive officer, provided that Dr. Kinney did not make recommendations as to his own compensation nor participate in discussion with the Committee regarding his own compensation. Pay Governance participated in discussions with the Committee. After receiving that report, and assessment and recommendations from management, the Committee determined the annual cash bonus to be paid to each executive officer other than Dr. Kinney for 2025.
After completion of fiscal year 2025, the Nominating and Corporate Governance Committee of the Board completed a review of Dr. Kinney’s performance during 2025 (with input from all other independent members of the Board) and this review was reported to both the Compensation Committee and the Board. The Compensation Committee also met in executive session with Pay Governance to discuss Dr. Kinney’s compensation. The Committee determined and recommended to the Board (other than Dr. Kinney) Dr. Kinney’s annual cash bonus for 2025 based on attainment of pre-established corporate objectives for

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2025. In an executive session without Dr. Kinney present, the Board considered, discussed, and approved the bonus amount recommended by the Committee.
Equity Grant Practices and Procedures. All equity grants awarded to our executive officers other than the Chief Executive Officer are approved by the Committee, and equity grants awarded to our Chief Executive Officer are approved by our Board (based on recommendations from the Committee). Equity grants to other employees are made pursuant to specific delegations of authority from the Committee, which delegations include individual grant limits, aggregate grant limits, and specification of grant terms. Please see the section entitled “Policies and Practices Related to the Timing of Grants of Certain Awards” for further information regarding our equity grant practices.

Executive Compensation for Fiscal Year 2025

The three key elements of our executive officer compensation programs for fiscal year 2025 were: base salaries, annual cash bonuses, and long-term incentive compensation in the form of stock option awards. In addition, the Committee (or the Board) has approved arrangements providing for certain payments and benefits in the event of certain terminations of employment.
Base Salaries. Base salaries are intended to compensate our executive officers for serving as the senior members of our executive team. Salaries are also considered an important element of compensation necessary to retain the Company’s executive officers in a highly competitive marketplace. To accomplish these objectives, the Committee reviews and sets base salaries annually, taking into account many factors including but not limited to market competition for a particular position (typically evaluating the 50th percentile of the market data specific to each executive officer’s position); experience and past performance inside or outside the Company; role and responsibilities with the Company; tenure with the Company and associated institutional knowledge; innovative thinking and leadership; personal performance and contributions; succession planning; and past and future performance, and any other factors which the Committee considers appropriate to accomplish the purposes of this element of executive compensation.
The base salaries approved in early fiscal year 2025 for our named executive officers were as follows: Dr. Kinney - $700,000; Mr. Nguyen - $603,792; Mr. Smith - $544,201; Dr. Swanson - $520,000, and Dr. Zago - $518,000. After considering the market data provided by Pay Governance, the Board approved a 6.4% increase to Dr. Kinney’s salary to align his base salary with market data for his position. After considering the market data provided by Pay Governance, the Committee approved a 4.6% increase to Dr. Zago’s base salary, and a 4.0% increase to Mr. Smith’s and Dr. Swanson’s base salaries, in each case to align their base salaries with market data for their respective positions. The Committee approved a 3.5% increase to Mr. Nguyen’s base salary.
Annual Cash Bonuses. Annual cash bonus opportunities are intended principally to motivate executive officers to achieve pre-determined annual operational and financial ("corporate") objectives set by the Committee and the Board to promote achievement of our business strategies and support shareholder value creation. Following the end of each fiscal year, the Committee and the Board determine to what extent those corporate objectives were met, based on a review of the degree of achievement of each individual corporate objective. The annual cash bonuses for our executive officers other than the Chief Executive Officer are based 75% on the Company’s achievement of those corporate objectives and 25% on individual performance as determined by the Committee based on assessments by and a report from the Chief Executive Officer on each such executive officer’s individual performance (relative to the pre-determined corporate objectives as well as more generally). Our Chief Executive Officer’s annual cash bonus depends exclusively on the Company’s achievement of the pre-established corporate objectives. The Committee believes that corporate objectives are appropriate to ensure all executive officers are working together toward those goals, and that individual performance is an appropriate additional consideration to reward individual contributions to the Company’s overall success. These cash bonus awards are made under the bonus program applicable to our named executive officers (the "ICP") and are shown in the Grants of Plan-Based Awards - Fiscal Year 2025 table below.
In determining the targeted annual cash bonus opportunity for each named executive officer at the beginning of fiscal year 2025, the Committee considered Pay Governance’s market data on targeted annual cash bonus opportunity and total targeted annual cash compensation among our peers. The Committee also considered the experience, performance, and criticality of each executive officer. Based on these considerations, the Committee determined each executive officer’s targeted annual cash bonus.
Targeted annual cash bonuses are expressed as a percentage of base salary earned during the performance period. At the beginning of fiscal year 2025, the Committee determined not to change the target bonuses of our named executive officers from their respective levels set in 2024. Specifically, the

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COMPENSATION DISCUSSION AND ANALYSIS
Committee recommended and the Board approved setting Dr. Kinney’s targeted cash bonus at 60% of his base salary earned in 2025, the Committee set Mr. Nguyen’s and Mr. Smith’s cash bonuses at 50% of their respective base salaries earned in 2025, and the Committee set Dr. Swanson’s and Dr. Zago’s targeted cash bonus at 40% of their respective base salaries earned in 2025. The maximum cash bonus that could have been earned by the named executive officers was 150% of their respective target bonuses.
In setting these target bonus opportunities, the Committee determined that a higher target bonus opportunity for the Chief Executive Officer, relative to the other executive officers, was appropriate because of the position and responsibilities that our Chief Executive Officer holds. The Committee further determined that the target bonus opportunities for
Mr. Nguyen and Mr. Smith (both at 50%) and Dr. Swanson and Dr. Zago (both at 40%) continued to be appropriate based on a review of market factors, as well as, the corporate duties and responsibilities of each such officer.
For fiscal year 2025, the Committee (and the Board, with respect to Dr. Kinney) established pre-determined corporate objectives that it considered critical to the near- and long-term success of the Company. No payout would be earned if achievement of these objectives in the aggregate was below 60% of target. Those objectives were as set forth below, with the weightings shown. The Committee and Board considered these objectives as constituting an appropriate balance of being realistic but challenging, and that exceeding these objectives would, as a whole, require significant "stretch" performance.

Objective	Weighting	Result
Progress R&D portfolio to achieve primary 2025 milestones:	95%
For birtamimab, execute engagement plan to support enrollment and potential commercialization; effectively communicate topline results of Phase 3 AFFIRM-AL trial.	60%	Met
For PRX012, effectively communicate topline results of Phase 1 clinical trials; reach decision regarding additional development.	30%	Met
For PRX019, complete the Phase 1 clinical trial through a specified cohort.	5%	Met
Meet cash burn guidance range and optimize shareholder base:	5%
Meet publicly-disclosed cash burn guidance range.	2.5%	Met
Optimize shareholder base by: retaining four of top six institutional investors; galvanizing at least one institutional investor (existing or new) to take a >5% ownership stake; or galvanizing at least five institutional investors (existing or new) to take a >1% ownership stake.	2.5%	Met
Actual attainment of these objectives, as determined by the Committee and the Board, is shown above. Based on this assessment and the overall performance of the Company, the Committee and the Board determined that Company performance achieved the pre-determined corporate objectives resulting in achievement of 100% of target.
Based on Dr. Kinney’s assessment and report to the Committee on each other named executive officer’s individual performance, the Committee approved annual cash bonuses to the named executive officers (other than Dr. Kinney) at 100% of their targeted annual cash bonuses, based on aggregated performance against both corporate and individual performance objectives. The Committee recommended to the Board that Dr. Kinney's annual cash bonus be 100% of his targeted annual bonus opportunity - consistent with the Committee's determination described above - which recommendation was considered, discussed, and approved by the Board. The actual annual cash bonus paid to each named executive officer for fiscal year 2025 performance is set forth in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table - Fiscal Year 2025 below.
Long-Term Incentive Compensation. Long-term incentives are an important element of our executive compensation that the Committee uses primarily to motivate our executive officers to increase shareholder value by encouraging them to identify, pursue, and invest in appropriate long-term strategies and secondarily to retain executive officers.
We use stock options to link executive officer compensation directly to increases in the price of our ordinary shares, which directly reflects shareholder value. All stock options are granted with an exercise price equal to the fair market value (as defined by the 2018 LTIP) of our ordinary shares on the date of grant, and they require continued employment for four years in order to vest fully (except in the case of certain terminations of employment). Stock options therefore compensate our executive officers only if our share price increases after the date of grant and the executive officer remains employed for the periods required for the stock option to become exercisable. The Committee thus considers stock options to be a particularly effective incentive and retention tool because they motivate our executive officers to increase shareholder value and remain with the Company.
While we have historically delivered equity awards in the form of nonqualified stock option awards to our named executive officers, in 2025 we introduced RSUs as a retentive vehicle to supplement the annual

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awards, as further described below. We believe RSUs serve as an effective retention mechanism to foster a balance with the performance-based nature of stock options and to support the Company’s ability to retain key talent while still delivering at-risk compensation tied to the Company’s stock price performance.
Annual Awards: In determining the value and form of long-term incentive compensation to be provided to each named executive officer in March 2025, the Committee considered Pay Governance’s market data, including:
•The prevalence of other forms of equity-based incentive compensation used by the peer group companies;
•For each executive officer, the grant date Black-Scholes value of the annual stock option awarded to the executive officer in 2024;
•For each executive officer and all executive officers as a whole, the annual stock options awarded in 2024 as a percent of the Company's outstanding shares, with comparisons to the peer group data for that year;
•For all executive officers as a whole, the grant-date values of the annual stock options awarded in 2024, with comparisons to the peer group data for that year;
•Executive officers' individual and collective equity "ownership" through vested and unvested stock options relative to the peer group data, and the unvested value as a multiple of the estimated value of a new hire award which would be required to replace each named executive officer;
•Other market data on equity compensation practices, including with respect to "burn rate" and dilution ("overhang"); and
•Each executive officer's total targeted direct compensation relative to the peer group data.
The Committee also considered the relative position, experience, performance, and criticality of each named executive officer. The Committee considered it critical to retain these executive officers to meet 2025 and longer-term objectives and decided that time-vested stock options continued to be the best vehicle to serve that retention need.
Based on all the above considerations, in 2025, the Committee approved annual stock option awards to each of our named executive officers other than Dr. Kinney, i.e., Mr. Nguyen, Mr. Smith, Dr. Swanson, and Dr. Zago, and the Board approved an annual stock option award for Dr. Kinney. Those stock options vest as to 25% of the shares subject to the option on the first anniversary of the grant date and as to 1/48th of the shares subject to the option on each monthly anniversary thereafter, subject to continued employment on each applicable vesting date (except in the event of certain terminations of employment, as described below under the heading Change in Control and Severance Arrangements).
The stock options granted to our named executive officers in March 2025 and the grant date fair value of those options are set forth in the Summary Compensation Table - Fiscal Year 2025 and the Grants of Plan-Based Awards - Fiscal Year 2025 table below.
One-Time Retention Awards: As explained above, we undertook a reorganization following the discontinuation of our birtamimab program. To address the destabilization effect of the reorganization and support the Company’s ability to retain the talent deemed necessary to support our remaining wholly-owned programs, obligations to partnered programs, and anticipated business development activities, particularly in light of the highly competitive environment for talent in which we operate, the Committee took proactive steps to address our retention of key talent. This included retention awards to all of our continuing employees, with non-executive employees receiving cash or a combination of cash and RSU retention awards.
In order to align the named executive officers’ interests with the interests of our shareholders and to incentivize actions that support shareholder value creation, the Committee elected to deliver the named executive officer retention awards entirely in RSUs, with a three-year vesting schedule. In sizing the award, the Committee considered market data provided by Pay Governance for retention programs at companies in similar situations as well as the current retentive hold of the Company’s existing compensation program. After this assessment, in July 2025, the Committee determined for each named executive officer (and the Board determined in the case of Dr. Kinney) a multiple of their salary based on retentive criticality to approximate the size of the RSU award.
The one-time RSU awards granted to our named executive officers in fiscal year 2025 and the grant date fair value of those equity awards are set forth in the Summary Compensation Table - Fiscal Year 2025 and the Grants of Plan-Based Awards - Fiscal Year 2025 table below.
Retirement Plan. Our named executive officers were eligible to participate in our tax-qualified 401(k) plan on the same terms as all other U.S. employees. The Company makes non-discretionary contributions to the accounts of all participants in the 401(k) plan, equal to 3.0% of each participant’s eligible earnings in 2025, and may also make discretionary matching contributions to all participants' accounts (which it did for fiscal year 2025, equal to 1.5% of each participant's eligible earnings in 2025), so long as each participant had deferred an equal number of dollars into their 401(k) plan account during 2025. We do not maintain a non-qualified deferred compensation plan.

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COMPENSATION DISCUSSION AND ANALYSIS
Perquisites and Other Personal Benefits. Our named executive officers participate in the same broad-based plans as our employees and no perquisites or other personal benefits are provided to our named executive officers.

Employment and Severance Arrangements

Dr. Kinney. In connection with his appointment as our Chief Executive Officer in September 2016, we entered into an employment agreement with Dr. Kinney that set forth his initial terms and conditions of his employment as our Chief Executive Officer. Dr. Kinney's employment agreement also provides for certain severance payments and benefits in the event of a qualifying termination of his employment. In addition, his equity awards contain accelerated vesting provisions in the event of a qualifying termination of his employment. The material terms of that employment agreement and those equity awards, as they relate to certain potential terminations of Dr. Kinney's employment, are described below under the heading Change in Control and Severance Arrangements - Gene G. Kinney.
The Committee and the Board considered these arrangements to be necessary in order to secure Dr. Kinney's services as our President and Chief Executive Officer, as well as generally consistent with peer group data presented to the Committee by its independent compensation consultant. The Committee and the Board believe that these arrangements ensure that Dr. Kinney focuses solely on the best interests of our shareholders in the event of a possible, threatened, or pending change in control, despite how a change in control might affect him personally. We believe these change in control arrangements therefore serve as an important retention tool and help retain, stabilize, and focus Dr. Kinney in the event of a change in control.
Other Named Executive Officers. Prior to July 30, 2025, each of our other named executive officers was eligible to participate in our Amended and Restated
Severance Plan (the “Severance Plan”), which provided for certain severance payments and benefits in the event of a qualifying termination of employment. As part of the retention actions taken by the Compensation Committee to address the destabilization effect of our 2025 reorganization discussed above and to support our remaining wholly-owned programs, obligations to partnered programs, and anticipated business development activities, we entered into employment agreements with each of our other named executive officers.
The employment agreements set forth the named executive officer’s 2025 base salary levels and target bonus opportunities and memorialize the named executive officers’ entitlements to certain severance benefits, which are generally consistent with the severance benefits provided under the Severance Plan. In addition, the named executive officers’ equity awards contain accelerated vesting provisions in the event of a qualifying termination of their employment. The material terms of these employment agreements and these option agreements, as they relate to certain potential terminations of employment, are described below under the heading Change in Control and Severance Arrangements - Other Named Executive Officers.
For the same reasons described above with respect to Dr. Kinney, as well as the retention needs following our 2025 reorganization, the Committee considered these arrangements to be necessary in order to secure the services of these named executive officers and an important retention tool that helps retain, stabilize, and focus our executive officers in the event of a change of control.

Policy on Recoupment of Incentive Compensation

We have a Policy on Recoupment of Incentive Compensation to comply with SEC and Nasdaq listing rules. Under that policy, the Company is required in certain situations to recoup incentive compensation paid or payable to certain current or former executive officers of the Company, including the named executive officers, in the event of an accounting restatement.

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COMPENSATION DISCUSSION AND ANALYSIS
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
The information in this report is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether before or after the date hereof and irrespective of any general incorporation language in any such filing.
The Compensation Committee reviewed and discussed with management the Compensation Discussion and Analysis included in this Proxy Statement. Based on those reviews and discussions, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K.

Shane M. Cooke (Committee Chair)
Dennis J. Selkoe
Daniel G. Welch

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EXECUTIVE COMPENSATION
The following table provides certain information on compensation earned by or awarded to our named executive officers during our fiscal years 2025, 2024, and 2023.

Summary Compensation Table - Fiscal Year 2025

Name and Principal Position	Year	Salary	Bonus	Stock Awards(1)	Option Awards(1)	Non-Equity Incentive Plan Compensation(2)	All Other Compensation(3)	Total
		($)	($)	($)	($)	($)	($)	($)
Gene G. Kinney, Ph.D.	2025	692,973	—	961,800	3,809,738	415,784	15,750	5,896,045
President and Chief Executive Officer	2024	654,129	—		6,168,827	392,478	15,525	7,230,959
	2023	630,547	—		6,039,017	359,412	14,850	7,043,826
Tran B. Nguyen	2025	600,389	—	652,650	1,092,125	300,195	15,750	2,661,109
Chief Strategy Officer and Chief Financial Officer	2024	580,086	—		1,707,982	290,043	15,525	2,593,636
	2023	550,410	—		1,870,147	264,885	14,850	2,700,292
Brandon S. Smith	2025	540,713	—	893,100	1,092,125	270,356	15,750	2,812,044
Chief Operating Officer	2024	520,321	—		1,707,982	260,160	15,525	2,503,988
	2023	501,563	—		1,870,147	241,377	14,850	2,627,937
Chad J. Swanson, Ph.D	2025	516,667	—	583,950	1,092,125	206,667	15,750	2,415,159
Chief Dev. Officer
Wagner M. Zago, Ph.D.	2025	514,221	—	583,950	1,092,125	205,689	15,750	2,411,735
Chief Scientific Officer	2024	492,000	—		1,707,982	196,800	15,525	2,412,307
(1)Represents the aggregate grant date fair value of the equity-based awards, including restricted share units (“RSUs”) and nonqualified stock options (“NQSOs”), granted to the named executive officers for the applicable year under our 2018 LTIP. These amounts do not reflect amounts ultimately realized. These amounts were calculated in accordance with Financial Accounting Standards Board ASC Topic 718. For a discussion of the assumptions made in calculating the values reflected for fiscal year 2025, see Note 9 of the Consolidated Financial Statements included in our Form 10-K.
(2)Consists of cash bonuses paid under the bonus program applicable to our named executive officers (the "ICP") for the fiscal year performance periods indicated (these bonuses were paid in the subsequent year, but are reported for the fiscal year for which they were earned). For more information regarding fiscal year 2025 cash bonuses, see the Grants of Plan Based Awards - Fiscal Year 2025 table below.
(3)Consists only of Company contributions to the named executive officer’s account under the Company’s tax-qualified 401(k) defined contribution plan.

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The following table shows all plan-based awards granted to our named executive officers during our fiscal year 2025.

Grants of Plan-Based Awards - Fiscal Year 2025

		Approval Date(1)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock(3)	All Other Option Awards: Number of Securities Underlying Options(4)	Exercise or Base Price of Option Awards	Grant Date Fair Value of Equity Awards(5)
	Grant Date		Threshold	Target	Maximum
Name			($)	($)	($)	(#)	(#)	($/sh)	($)
Gene G. Kinney	3/5/2025	2/26/2025					375,000	14.95	3,809,738
	7/28/2025	7/28/2025				140,000			961,800
			252,000	420,000	630,000
Tran B. Nguyen	3/5/2025	2/13/2025					107,500	14.95	1,092,125
	7/28/2025	7/25/2025				95,000			652,650
			135,853	301,896	452,844
Brandon S. Smith	3/5/2025	2/13/2025					107,500	14.95	1,092,125
	7/28/2025	7/25/2025				130,000			893,100
			122,445	272,101	408,151
Chad J. Swanson	3/5/2025	2/13/2025					107,500	14.95	1,092,125
	7/28/2025	7/25/2025				85,000			583,950
			93,600	208,000	312,000
Wagner M. Zago	3/5/2025	2/13/2025					107,500	14.95	1,092,125
	7/28/2025	7/25/2025				85,000			583,950
			93,240	207,200	310,800
(1)This column shows the date that the Board or Compensation Committee, as applicable, took action with respect to the award if that date is different than the grant date. If the grant date is not the meeting date, it is a fixed, future date specified at the time of approval of the award.
(2)Consists of cash bonus awards under the ICP for fiscal year 2025. Under these awards, the named executive officers were eligible to receive a cash payout depending entirely or primarily upon Company performance relative to pre-determined objectives for fiscal year 2025. In the case of Dr. Kinney, his earned cash payout depended 100% upon Company performance against those pre-determined objectives. In the case of the other named executive officers, their earned cash payouts depended 75% on Company performance against those pre-determined objectives and 25% on individual performance for fiscal year 2025. The amounts shown in the Threshold column are those that would have been paid if the minimum or threshold level of Company performance relative to the pre-determined objectives established by the Committee had been achieved for payouts to have been earned (which minimum performance the Committee had set at 60% of the pre-determined corporate objectives) and, in the case of the named executive officers other than Dr. Kinney, no amount had been paid for the individual performance component of the bonus opportunity. The amounts shown in the Target column are those that would have been paid if each of the pre-determined objectives for Company performance established by the Committee had been achieved, and assume that the Committee also determined that individual performance supported a 100% payout. The amounts shown in the Maximum column are those that would have been paid if each of the pre-determined objectives for Company performance established by the Committee had been achieved and the Committee determined that other Company and individual accomplishments supported a maximum payout. If Company performance relative to the pre-determined objectives for fiscal year 2025 had not at least equaled the minimum (threshold) level of 60%, no payout would have been earned. Regardless of Company and/or individual performance, the maximum payout for each named executive officer would have been 150% of their targeted bonus payout. In addition, regardless of actual performance relative to the pre-determined objectives, the Committee retained discretion to reduce or eliminate any amount that otherwise would be payable. The amounts reported in this table are "estimated future payouts" as they existed at the time the award was made, and assume that each named executive officer actually earned his or her target annual base salary in 2025; the actual cash payouts to each executive officer are reported in the Non-Equity Incentive Plan column of the Summary Compensation Table - Fiscal Year 2025 above.
(3)Consists of RSU awards granted under our 2018 LTIP. These RSU awards have a three-year vesting schedule from the vesting commencement date, subject to continued employment (except in the event of certain terminations of employment, as described below under the heading Change in Control and Severance Arrangements). These RSU awards are also reported in the Outstanding Equity Awards at Fiscal Year-End - Fiscal Year 2025 table below.
(4)Consists of ordinary shares that may be acquired by exercise of NQSOs awards granted under our 2018 LTIP. These option awards have a four-year vesting schedule from the vesting commencement date, with 25% of the shares subject to the option vesting on the first anniversary of that grant date, and the remainder vesting in equal monthly installments over the next three years thereafter, subject to continued employment (except in the event of certain terminations of employment, as described below under the heading Change in Control and Severance Arrangements). The option exercise price per share for each of these option awards is the closing market price of the Company’s ordinary shares on the date of grant. These option awards expire no later than ten years after the grant date. These option awards are also reported in the Outstanding Equity Awards at Fiscal Year-End - Fiscal Year 2025 table below.

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EXECUTIVE COMPENSATION
(5)These amounts do not reflect compensation actually received. Rather, these amounts represent the grant date fair value of the equity awards, calculated in accordance with Financial Accounting Standards Board ASC Topic 718. For a discussion of the assumptions made in calculating the values reflected, see Note 9 of the Consolidated Financial Statements included in our Form 10-K. The fair values reported in this table are also reported in the Stock Awards and Option Awards columns of the Summary Compensation Table - Fiscal Year 2025 above.

The following table shows all outstanding equity awards held by our named executive officers at the end of our fiscal year 2025. Certain of the equity awards reported in this table are also reported in the Grants of Plan-Based Awards - Fiscal Year 2025 table above.

Outstanding Equity Awards at Fiscal Year-End - Fiscal Year 2025

Name	Option Awards(1)					Stock Awards(1)
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Units of Stock that Have Not Vested(2) ($)
Gene G. Kinney	620,000	—		15.04	06/21/2028	140,000	(3)	1,337,000
	245,000	—		13.53	02/27/2029
	200,000	—		12.15	02/25/2030
	50,000	—		12.15	02/25/2030
	40,625	—		22.85	02/24/2026
	25,125	—		22.85	09/01/2026
	16,759	—		22.85	11/02/2026
	62,500	—		22.85	02/22/2027
	140,601	—		22.85	02/21/2028
	250,000	—		22.60	02/25/2031
	239,583	10,417	(4)	32.45	02/23/2032
	106,562	48,438	(5)	52.97	03/02/2033
	140,708	166,292	(6)	30.30	02/27/2034
	—	375,000	(7)	14.95	03/05/2035
Tran B. Nguyen	250,000	—		15.04	06/21/2028	95,000	(3)	907,250
	95,000	—		13.53	02/27/2029
	105,000	—		12.15	02/25/2030
	40,625	—		22.85	02/24/2026
	39,062	—		22.85	02/22/2027
	60,150	—		22.85	02/21/2028
	84,000	—		22.60	02/25/2031
	81,458	3,542	(4)	32.45	02/23/2032
	33,000	15,000	(5)	52.97	03/02/2033
	38,958	46,042	(6)	30.30	02/27/2034
	—	107,500	(7)	14.95	03/05/2035
Brandon S. Smith	218,667	—		11.12	03/02/2030	130,000	(3)	1,241,500
	56,000	—		22.60	02/25/2031
	25,000	—		70.81	09/29/2031
	81,458	3,542	(4)	32.45	02/23/2032
	33,000	15,000	(5)	52.97	03/02/2033
	38,958	46,042	(6)	30.30	02/27/2034
	—	107,500	(7)	14.95	03/05/2035

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EXECUTIVE COMPENSATION

Name	Option Awards(1)					Stock Awards(1)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Units of Stock that Have Not Vested(2) ($)
Chad J. Swanson	60,208	24,792	(8)	53.67	02/01/2033	85,000	(3)	811,750
	12,375	14,625	(6)	30.30	02/27/2034
	11,666	28,334	(9)	16.65	10/01/2034
	—	107,500	(7)	14.95	03/05/2035
Wagner M. Zago	21,000	—		34.61	02/24/2026	85,000	(3)	811,750
	20,000	—		55.00	02/22/2027
	20,000	—		51.32	06/09/2027
	60,000	—		33.10	02/21/2028
	68,750	—		15.04	06/21/2028
	31,250	—		13.53	02/27/2029
	58,000	—		12.15	02/25/2030
	56,000	—		22.60	02/25/2031
	81,458	3,542	(4)	32.45	02/23/2032
	33,000	15,000	(5)	52.97	03/02/2033
	38,958	46,042	(6)	30.30	02/27/2034
	—	107,500	(7)	14.95	03/05/2035
(1)All equity awards were granted under our 2012 LTIP, our 2018 LTIP, or our 2020 EIIP, and are subject to accelerated vesting in the event of certain terminations of employment, as further described below under the heading Potential Payments and Benefits upon Termination of Employment.
(2)Represents the market value of unvested RSUs at the closing market price per share of our ordinary shares ($9.55) on December 31, 2025, the last trading date of fiscal year 2025.
(3)These RSU awards have a three-year vesting schedule from a vesting commencement date of July 28, 2025, with 60% of the units vesting on the first anniversary of the vesting commencement date, 30% of the units vesting on the second anniversary of the vesting commencement date, and the remainder vesting on the third anniversary of the vesting commencement date (subject to continued employment).
(4)These option awards have a four-year vesting schedule from a vesting commencement date of February 23, 2022, with 25% of the shares subject to the option vesting on the first anniversary of the vesting commencement date, and the remainder vesting in equal monthly installments over the next three years thereafter (subject to continued employment).
(5)These option awards have a four-year vesting schedule from a vesting commencement date of March 2, 2023, with 25% of the shares subject to the option vesting on the first anniversary of the vesting commencement date, and the remainder vesting in equal monthly installments over the next three years thereafter (subject to continued employment).
(6)These option awards have a four-year vesting schedule from a vesting commencement date of February 27, 2024, with 25% of the shares subject to the option vesting on the first anniversary of the vesting commencement date, and the remainder vesting in equal monthly installments over the next three years thereafter (subject to continued employment).
(7)These option awards have a four-year vesting schedule from a vesting commencement date of March 5, 2025, with 25% of the shares subject to the option vesting on the first anniversary of the vesting commencement date, and the remainder vesting in equal monthly installments over the next three years thereafter (subject to continued employment).
(8)This option award has a four-year vesting schedule from a vesting commencement date of February 1, 2023, with 25% of the shares subject to the option vesting on the first anniversary of the vesting commencement date, and the remainder vesting in equal monthly installments over the three years thereafter (subject to continued employment).
(9)This option award has a four-year vesting schedule from a vesting commencement date of October 1, 2024, with 25% of the shares subject to the option vesting on the first anniversary of the vesting commencement date, and the remainder vesting in equal monthly installments over the three years thereafter (subject to continued employment).

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EXECUTIVE COMPENSATION
The following table shows value realized upon option exercises and RSU award vesting for our named executive officers during fiscal year 2025.

Option Exercises and Stock Vested - Fiscal Year 2025

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Gene G. Kinney	—	—	—	—
Tran B. Nguyen	—	—	—	—
Brandon S. Smith	—	—	—	—
Chad J. Swanson	—	—	—	—
Wagner M. Zago	—	—	—	—
(1)The value realized on exercise of stock options as shown in this chart was calculated by subtracting the option exercise price from the market price to obtain the value realized per share, and multiplying the value realized per share by the number of shares subject to the portion of the option exercised. The market price for each transaction was determined as follows: If upon exercising, the named executive officer sold the shares acquired, the market price was determined to be the sale price. If upon exercising, the named executive officer kept the shares acquired, then the market price was determined to be the closing price of the Company’s ordinary shares on the date of the exercise.
(2)The value realized on vesting of RSU awards as shown in this chart was calculated by multiplying the closing market price of our ordinary shares on the vesting date by the number of shares vested.

40	2026 PROXY STATEMENT

EXECUTIVE COMPENSATION

Potential Payments and Benefits upon Termination of Employment

The following table shows the potential payments and benefits that the Company would be obligated to make or provide upon termination of employment of each of our named executive officers. Amounts shown do not include salary, any bonus earned but not paid through the date of termination, accrued but unused vacation time or amounts or benefits required to be paid or provided by law and applicable to all employees. For purposes of this table, it is assumed that each named executive officer’s employment terminated at the close of business on December 31, 2025, the last day of our fiscal year 2025. Following this table, under the heading Change in Control and Severance Arrangements, is a narrative description of the arrangements under which these potential payments and benefits could be provided.

		Termination by Company(1)		Termination by Executive(1)
Name	Nature of Payment or Benefit	For Cause	For Any Other Reason	Due to Voluntary Resignation	For Good Reason	Due to Death or Disability	Termination Following Change in Control(2)
Gene G. Kinney	Cash Severance(3)	—	875,000	—	875,000	875,000	1,400,000
	Cash Bonus(3)	—	420,000	—	420,000	420,000	840,000
	Accelerated Options(4)	—	—	—	—	—	—
	Accelerated RSUs (5)	—	1,337,000	—	1,337,000	1,337,000	1,337,000
	COBRA Coverage(6)	—	47,913	—	47,913	47,913	47,913
	Career Assistance(7)	—	25,000	—	25,000	25,000	25,000
	Total	$—	$2,704,913	$—	$2,704,913	$2,704,913	$3,649,913
Tran B. Nguyen	Cash Severance(3)	—	603,792	—	603,792	—	905,688
	Cash Bonus(3)	—	301,896	—	301,896	—	452,844
	Accelerated Options(4)	—	—	—	—	—	—
	Accelerated RSUs (5)	—	907,250	—	907,250	907,250	907,250
	COBRA Coverage(6)	—	28,094	—	28,094	—	42,141
	Career Assistance(7)	—	25,000	—	25,000	—	25,000
	Total	$—	$1,866,032	$—	$1,866,032	$907,250	$2,332,923
Brandon S. Smith	Cash Severance(3)	—	544,201	—	544,201	—	816,302
	Cash Bonus(3)	—	272,101	—	272,101	—	408,151
	Accelerated Options(4)	—	—	—	—	—	—
	Accelerated RSUs (5)	—	1,241,500	—	1,241,500	1,241,500	1,241,500
	COBRA Coverage(6)	—	44,907	—	44,907	—	67,360
	Career Assistance(7)	—	25,000	—	25,000	—	25,000
	Total	$—	$2,127,709	$—	$2,127,709	$1,241,500	$2,558,313
Chad J. Swanson	Cash Severance(3)	—	520,000	—	520,000	—	780,000
	Cash Bonus(3)	—	208,000	—	208,000	—	312,000
	Accelerated Options(4)	—	—	—	—	—	—
	Accelerated RSUs (5)	—	811,750	—	811,750	811,750	811,750
	COBRA Coverage(6)	—	51,054	—	51,054	—	76,581
	Career Assistance(7)	—	25,000	—	25,000	—	25,000
	Total	$—	$1,615,804	$—	$1,615,804	$811,750	$2,005,331
Wagner M. Zago	Cash Severance(3)	—	518,000	—	518,000	—	777,000
	Cash Bonus(3)	—	207,200	—	207,200	—	310,800
	Accelerated Options(4)	—	—	—	—	—	—
	Accelerated RSUs (5)	—	811,750	—	811,750	811,750	811,750
	COBRA Coverage(6)	—	2,600	—	2,600	—	3,900
	Career Assistance(7)	—	25,000	—	25,000	—	25,000
	Total	$—	$1,564,550	$—	$1,564,550	$811,750	$1,928,450
(1)Occurring outside of the 24-month period commencing on the consummation of a Change in Control, as defined in the Kinney Employment Agreement (as defined below) or the Other NEO Employment Agreement (as defined below), as applicable and the executive officer’s equity award agreements. For more information, see the narrative description below under the heading Change in Control and Severance Arrangements.

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EXECUTIVE COMPENSATION
(2)Due to (a) death or disability (under the Employment Agreement and the option award agreements), (b) termination without Cause or resignation for Good Reason under the Kinney Employment Agreement, Other NEO Employment Agreement, as applicable, or (c) a termination without Cause or resignation for Good Reason under the Kinney Employment Agreement, Other NEO Employment Agreement and equity award agreements, as applicable, occurring within the 24-month period commencing on the consummation of a Change in Control, as defined in the applicable employment agreement and equity award agreements. For more information, see the narrative description below under the heading Change in Control and Severance Arrangements.
(3)Consists of the applicable multiple of annual base salary and targeted annual cash bonus pursuant to the applicable employment agreement.
(4)Consists of the in-the-money value of certain unvested nonqualified stock options as of December 31, 2025 at the closing market price per share of our ordinary shares ($9.55) on December 31, 2025, the last trading date of fiscal year 2025, which would vest in connection with the relevant termination of employment. Because no unvested stock options were in-the-money as of December 31, 2025, no value has been included here. For more information, see the footnotes to the Outstanding Equity Awards at Fiscal Year-End - Fiscal Year 2025 table above.
(5)Consists of the in-the-money value of certain unvested restricted share units as of December 31, 2025 at the closing market price per share of our ordinary shares ($9.55) on December 31, 2025, the last trading date of fiscal year 2025, which would vest in connection with the relevant termination of employment. For more information, see the footnotes to the Outstanding Equity Awards at Fiscal Year-End - Fiscal Year 2025 table above.
(6)Amounts shown are estimates of what the Company would pay in COBRA premiums for continued medical, dental and vision coverage after a qualifying termination of employment. The reported amounts (a) include only the portion of the COBRA premiums for the executive officer and his or her covered dependents that exceeds the amount the executive officer would have paid as an employee, (b) assume that the executive officer and all covered dependents do not cease to be eligible for COBRA during the relevant period, and (c) assume that the executive officer does not become eligible to receive new healthcare coverage during the relevant period.
(7)Amounts shown are estimates of what the Company would pay to provide career transition assistance to the executive officer. The reported amounts assume that the executive officer (a) commences this assistance within 60 days following the date their employment terminates, and (b) uses this benefit for the full 12 months it is available to the executive officer.

Change in Control and Severance Arrangements

Gene G. Kinney

Dr. Kinney, our President and Chief Executive Officer, is party to an Employment Agreement (the “Kinney Employment Agreement”), dated November 2, 2016, with Prothena Biosciences Inc ("PBI"), a wholly-owned subsidiary of the Company and Dr. Kinney’s employer (referred to in this Change in Control and Severance Arrangements section as the "Company"). The Kinney Employment Agreement provides for certain compensation to be paid and benefits to be provided to Dr. Kinney (or his estate) in the event of certain involuntary terminations of his employment. In addition, equity awards awarded to Dr. Kinney are subject to terms (approved or recommended by the Compensation Committee and approved by the Board) providing for accelerated vesting and extensions of time to exercise in the event of certain involuntary terminations of employment.
The Kinney Employment Agreement and equity award agreements with Dr. Kinney provide for the following compensation and benefits to be provided to Dr. Kinney in the event of certain involuntary terminations of his employment:
Accrued Payments. Upon a termination of Dr. Kinney’s employment for any reason, Dr. Kinney (or his estate) will be entitled to receive (a) any portion of his annual base salary and targeted annual performance-based bonus that is earned but not paid through the date of termination; (b) any unreimbursed business expenses; (c) any accrued but unused vacation and/or floating holidays; and (d) any amount arising from Dr. Kinney’s participation in, or benefits under, any employee benefit plans, programs or arrangements.
Severance Payments and Benefits Not in Connection with a Change in Control. In the event of Dr. Kinney’s termination of employment by the Company without Cause (defined below), by Dr. Kinney for Good Reason (defined below) or because of Dr. Kinney’s death or Disability (as defined in the Kinney Employment Agreement), in each case that occurs outside of the 24-month period commencing on the consummation of a Change in Control (defined below), in addition to the accrued payments described above, the Company will, subject in part to Dr. Kinney’s timely execution of a release of claims, (a) pay in a lump sum cash payment an amount equal to 125% of Dr. Kinney’s annual base salary as of the date of termination; (b) pay in a lump sum cash payment an amount equal to 100% of Dr. Kinney’s annual target bonus; (c) if Dr. Kinney elects to receive continued healthcare coverage pursuant to COBRA, directly pay, or reimburse him for, the portion of the COBRA premiums for Dr. Kinney and his covered dependents that exceeds the amount of such premium an active employee would be required to pay during the period commencing on his termination of employment and ending upon the earliest of (1) the 18-month anniversary of the date of termination, (2) the date that he and/or his covered dependents, as applicable, become no longer eligible for COBRA, or (3) the date that he becomes eligible to

42	2026 PROXY STATEMENT

EXECUTIVE COMPENSATION
receive healthcare coverage from a subsequent employer; and (d) if Dr. Kinney commences a career transition assistance program sponsored or arranged for by the Company within 60 days following the date of termination, pay for such program for a period of 12 months. In addition, if Dr. Kinney’s termination of employment by the Company without Cause or by Dr. Kinney for Good Reason, (i) each outstanding equity award granted to Dr. Kinney on or after the date of the Kinney Employment Agreement will accelerate with respect to that number of shares that would have vested had he continued employment for the 18-month period immediately following the date of termination, and the post-termination exercise period will extend to 18 months from the date of termination (unless it expires earlier under its term), and (ii) each outstanding option award granted to Dr. Kinney before the date of the Kinney Employment Agreement will accelerate with respect to that number of shares that would have vested had he continued employment for the 12-month period immediately following the date of termination, and the post-termination exercise period will extend to 12 months from the date of termination (unless it expires earlier under its term). In the event of the termination of Dr. Kinney’s employment due to his death or Total and Permanent Disability (as defined in the option award agreements), each outstanding option award held by him will accelerate with respect to 100% of the then unvested shares subject to each such option award, and the post-termination exercise period will extend to 12 months from the date of termination (unless it expires earlier under its term).
Severance Payments and Benefits in Connection with a Change in Control. In the event of Dr. Kinney’s termination of employment by the Company without Cause, by Dr. Kinney for Good Reason or because of Dr. Kinney’s death or Disability, in each case that occurs within the 24-month period commencing on the consummation of a Change in Control, in addition to the accrued payments described above, the Company will, subject in part to Dr. Kinney’s timely execution of a release of claims, (a) pay in a lump sum cash payment an amount equal to 200% of Dr. Kinney’s annual base salary as of the date of termination; (b) pay in a lump sum cash payment an amount equal to 200% of Dr. Kinney’s annual target bonus; (c) if Dr. Kinney elects to receive continued healthcare coverage pursuant to COBRA, directly pay, or reimburse him for, the portion of the COBRA premiums for Dr. Kinney and his covered dependents that exceeds the amount of such premium an active employee would be required to pay during the period commencing on his termination of employment and ending upon the earliest of (1) the 18-month anniversary of the date of termination, (2) the date that he and/or his covered dependents, as applicable, become no longer eligible for COBRA, or (3) the date he becomes eligible to receive healthcare coverage from a subsequent employer; and (d) if Dr. Kinney commences a career transition assistance program sponsored or arranged for by the Company within 60 days following the date of termination, pay for such program for a period of 12 months. In addition, each outstanding equity award held by Dr. Kinney will accelerate with respect to 100% of the then unvested shares subject to each such equity award, and the post-termination exercise period will extend to 18 months from the date of termination (unless it expires earlier under its term). The Kinney Employment Agreement provides that in the event Dr. Kinney is terminated by the Company without Cause or resigns for Good Reason and the event giving rise to such termination or resignation occurs at the direction of a person or entity that has entered into an agreement with the Company that contemplates a Change in Control, then for purposes of the Kinney Employment Agreement, the termination will be deemed to have occurred during the 24-month period commencing on the Change in Control.
The Kinney Employment Agreement also includes a Section 280G "best pay" provision, which provides that in the event that any payments or benefits received by Dr. Kinney would be subject to the excise tax under Section 4999 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), Dr. Kinney will receive either a reduced portion of such payments and benefits such that no excise tax would apply or the full amount of the payments and benefits, whichever results in a greater after-tax benefit to Dr. Kinney.
“Change in Control” is defined in the Kinney Employment Agreement as (a) the consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity's issued shares or securities outstanding immediately after such merger, consolidation or other reorganization is owned by persons who were not shareholders of the Company immediately prior to such merger, consolidation or other reorganization; (b) the sale, transfer or other disposition of all or substantially all of the Company’s assets; (c) individuals who as of the date the Board first consists of at least seven members constitute the Board (the “Original Directors”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual who becomes a director of the Company subsequent to the date the Board first consists of at least seven members shall be considered an Original Director if the individual's election or nomination for election to the Board was approved by a vote of at least a majority of the Original Directors; but, provided further that any such individual whose initial assumption of office is in connection with an actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board, including by reason of agreement intended to avoid or settle any such actual or threatened contest or solicitation will not be considered an Original Director; (d) a transaction as a result of which any person or company obtains the ownership directly or indirectly of the shares in the Company carrying more than 50% of the total voting

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EXECUTIVE COMPENSATION
power represented by the Company’s issued share capital in pursuance of a compromise or arrangement sanctioned by the court under Section 453 of the Irish Companies Act 2014, or becomes bound or entitled to acquire ordinary shares in the Company under Section 457 of the Irish Companies Act 2014; (e) any transaction as a result of which any person becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company, representing at least 50% of the total voting power represented by the Company’s then outstanding voting securities (e.g., issued shares); or (f) certain similar transactions taking place with respect to PBI, as set forth more fully in the Kinney Employment Agreement. The definition of "Change in Control" for purposes of the option award agreements is substantially similar to the definition in the Kinney Employment Agreement, except that similar transactions with respect to PBI are not included.
“Cause” is defined in the Kinney Employment Agreement as (a) the willful and continued failure by Dr. Kinney to substantially perform his duties with the Company (other than as a result of physical or mental disability) after a written demand for substantial performance is delivered to Dr. Kinney by the Board, which demand specifically identifies the manner in which the Board believes that Dr. Kinney has not substantially performed his duties and that has not been cured within 30 days following receipt by him of the written demand; (b) commission by Dr. Kinney of a felony (other than a traffic-related offense) that in the written determination of the Board is likely to cause or has caused material injury to our business; (c) documented intentional misrepresentation or omission of material fact with respect to a significant matter relating to our business; or (d) material breach of any agreement by and between Dr. Kinney and the Company, which material breach has not been cured within 30 days following receipt by Dr. Kinney of written notice from the Board identifying such material breach. "Cause" is defined in the option award agreements as (i) the willful breach, habitual neglect or poor performance of job duties and responsibilities; (ii) conviction (or entry of a guilty plea or plea of nolo contendere) of any crime, excluding minor traffic offenses; (iii) commission of an act of dishonesty or breach of fiduciary duty; (iv) commission of a material violation of any of the Company’s personnel policies; or (v) any act or omission which is contrary to the business interest, reputation or goodwill of the Company.
“Good Reason” is defined in the Kinney Employment Agreement as (a) a material diminution in Dr. Kinney’s base compensation; (b) a material diminution in his authority, duties or responsibilities; (c) a change in the geographic location at which he must perform his services that increases his one-way commute by more than 30 miles; or (d) a material breach of the Kinney Employment Agreement by the Company. Notwithstanding the foregoing, Dr. Kinney will not have “Good Reason” unless the condition giving rise to his resignation continues more than 30 days following his written notice of the condition provided to the Company within 90 days of the first occurrence of such condition and his resignation is effective within 180 days following the first occurrence of such condition. The definition of “Good Reason” in the option award agreements is substantially similar to the definition in the Kinney Employment Agreement.

Other Named Executive Officers

Each of our other named executive officers is party to an Employment Agreement (the “Other NEO Employment Agreement”), dated July 30, 2025, with PBI. The Other NEO Employment Agreement provides for certain compensation to be paid and benefits to be provided to the named executive officer (or their estate) in the event of certain involuntary terminations of his employment. In addition, equity awards awarded to the named executive officers are subject to terms (approved or recommended by the Compensation Committee and approved by the Board) providing for accelerated vesting and extensions of time to exercise in the event of certain involuntary terminations of employment.
The Other NEO Employment Agreement and equity award agreements provide for the following compensation and benefits to be provided to the named executive officers in the event of certain involuntary terminations of their employment:
Accrued Payments. Upon a termination of employment for any reason, the named executive officer (or their estate) will be entitled to receive (a) any portion of his annual base salary earned but not paid through the date of termination; (b) any unreimbursed business expenses; (c) any accrued but unused vacation and/or floating holidays; and (d) any amount arising from the named executive officer’s participation in, or benefits under, any employee benefit plans, programs or arrangements.
Severance Payments and Benefits Not in Connection with a Change in Control. In the event of the named executive officer’s termination of employment by the Company without Cause or by the named executive officer for Good Reason, in each case that occurs outside of the 24-month period commencing on the consummation of a Change in Control, in addition to the accrued payments described above, the Company will, subject in part to the named executive officer’s timely execution of a release of claims, (a) pay in a lump sum cash

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EXECUTIVE COMPENSATION
payment an amount equal to 100% of the named executive officer’s annual base salary as of the date of termination; (b) pay in a lump sum cash payment an amount equal to 100% of the named executive officer’s annual target bonus; (c) each outstanding equity award granted on or after the date the Other NEO Employment Agreement will automatically become vested and, if applicable, exercisable, in each case with respect to the number of shares that would have vested had the named executive officer continued employment for 12 months following the date of termination (with any stock options remaining outstanding for a period of 12 months following such termination (or until the expiration of the maximum term of the option, if earlier) and treating any performance vesting award as time vesting ratably over the applicable performance period at the target level of performance); (d) if the named executive officer elects to receive continued healthcare coverage pursuant to COBRA, directly pay, or reimburse them for, the portion of the COBRA premiums for the named executive officer and their covered dependents that exceeds the amount of such premium an active employee would be required to pay during the period commencing on their termination of employment and ending upon the earliest of (1) the 12-month anniversary of the date of termination, (2) the date that they and/or their covered dependents, as applicable, become no longer eligible for COBRA, or (3) the date that they become eligible to receive healthcare coverage from a subsequent employer; and (e) if the named executive officer commences a career transition assistance program sponsored or arranged for by the Company within 60 days following the date of termination, pay for such program for a period of 12 months.
Under the option award agreements, in the event of the named executive officer’s termination of employment by the Company without Cause or by the executive officer for Good Reason, in each case that occurs outside of the 24-month period commencing on the consummation of a Change in Control, each outstanding option award held by the named executive officer will accelerate with respect to that number of shares that would have vested had they continued employment for the 12-month period immediately following the date of termination, and the post-termination exercise period will extend to 12 months from the date of termination (unless it expires earlier under its term). In the event of a named executive officer’s termination of employment because of the executive officer’s death or Total and Permanent Disability (as defined in the agreements), each outstanding option award held by the named executive officer will accelerate with respect to 100% of the then unvested shares subject to each such option award, and the post-termination exercise period will extend to 12 months from the date of termination (unless it expires earlier under its term).
Severance Payments and Benefits in Connection with a Change in Control. In the event of the named executive officer’s termination of employment by the Company without Cause or by the named executive officer for Good Reason, in each case that occurs within the 24-month period commencing on the consummation of a Change in Control, in addition to the accrued payments described above, the Company will, subject in part to the named executive officer’s timely execution of a release of claims, (a) pay in a lump sum cash payment an amount equal to 150% of the named executive officer’s annual base salary as of the date of termination; (b) pay in a lump sum cash payment an amount equal to 150% of the named executive officer’s annual target bonus; (c) each outstanding equity award held by named executive officer will automatically become vested and, if applicable, exercisable, in each case, with respect to 100% of the then unvested shares subject to such equity award (with any stock options remaining outstanding for a period of 12 months following such termination (or until the expiration of the maximum term of the option, if earlier) and vesting any performance vesting award at the target level of performance); (d) if the named executive officer elects to receive continued healthcare coverage pursuant to COBRA, directly pay, or reimburse him for, the portion of the COBRA premiums for the named executive officer and their covered dependents that exceeds the amount of such premium an active employee would be required to pay during the period commencing on their termination of employment and ending upon the earliest of (1) the 18-month anniversary of the date of termination, (2) the date that they and/or their covered dependents, as applicable, become no longer eligible for COBRA, or (3) the date they become eligible to receive healthcare coverage from a subsequent employer; and (e) if the named executive officer commences a career transition assistance program sponsored or arranged for by the Company within 60 days following the date of termination, pay for such program for a period of 12 months.
Under the option award agreements, in the event of a named executive officer’s termination of employment by the Company without Cause or by the executive officer for Good Reason, in each case that occurs within the 24-month period commencing on the consummation of a Change in Control, the Company will accelerate each outstanding option award held by the named executive officer with respect to 100% of the then unvested shares subject to each such option award, and extend the post-termination exercise period to 12 months from the date of termination (unless it expires earlier under its term).
The Other NEO Employment Agreement also includes a Section 280G "best pay" provision, as described above with respect to the Kinney Employment Agreement.
The definitions of “Change in Control,” “Cause” and “Good Reason” in the Other NEO Employment Agreement are substantially similar to the definition in the Kinney Employment Agreement described above.

2026 PROXY STATEMENT	45

EXECUTIVE COMPENSATION

Compensation Risk Assessment

Consistent with the SEC's disclosure requirements, we have assessed our compensation programs for all employees. We have concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on us. Management has evaluated our executive and employee compensation and benefits programs to determine if these programs' provisions and operations create undesired or unintentional risk of a material nature. The risk assessment process includes a review of program policies and practices; analysis to identify risks and risk controls related to our compensation programs; and determinations as to the sufficiency of risk identification, the balance of potential risk to potential reward, the effectiveness of our risk controls, and the impacts of our compensation programs and their risks to our strategy. Although we periodically review all compensation programs, we focus on the programs with variability of payout, with the ability of a participant to directly affect payout and the controls on participant action and payout. In relation to this, we believe that our incentive compensation arrangements provide incentives that do not encourage risk taking beyond our ability to effectively identify and manage significant risks and are compatible with effective internal controls and our risk management practices. The Compensation Committee monitors our compensation programs on an annual basis and expects to make modifications as necessary to address any changes in our business or risk profile.

Pay Ratio of Chief Executive Officer to Median Employee

The total compensation in 2025 of Dr. Kinney, our President and Chief Executive Officer, was approximately 14 times the median total compensation in 2025 of all of our other employees. The total compensation in 2025 of Dr. Kinney was $5,896,045. The median of the total compensation in 2025 of all other employees was $417,917.
We calculated this median employee's total compensation for 2025 using the same methodology used to calculate our Chief Executive Officer’s total compensation for 2025, as set forth in the Summary Compensation Table - Fiscal Year 2025 above. The median employee's total compensation for 2025 included salary, an annual cash bonus paid in 2026 for 2025, stock option awards in 2025, restricted share unit awards in 2025, and Company contributions in 2025 to that employee's account under our tax-qualified 401(k) defined contribution plan, each calculated for purposes of this pay ratio on the same basis as those same compensation elements of our Chief Executive Officer as explained in footnotes 1, 2, and 3 of the Summary Compensation Table - Fiscal Year 2025. We believe that our Chief Executive Officer-to-median employee pay ratio is a reasonable estimate and was calculated in accordance with SEC regulations.
In order to identify the Company’s median employee, we used the base salary or wages (based on our payroll records) earned from January 1 through September 30, 2025, for each employee who was employed as of October 1, 2025. We included all of our full-time, part-time, temporary, and seasonal employees, globally, but excluded our Chief Executive Officer. For permanent full- and part-time employees who were hired after January 1, 2025, or who were on an unpaid leave of absence during a part of 2025, we adjusted their salaries or wages to reflect what they would have earned had they worked the entire nine-month period through September 30, 2025.
We believe that this use of salary or wages earned through the first nine months of 2025 is an appropriate and consistently applied compensation measure for purposes of identifying the median employee from a compensation standpoint because all employees were eligible for annual cash bonuses and received equity awards in 2025 and the distribution of cash bonuses and equity awards were generally consistent with annual base pay. Earnings of our employees outside the U.S. were converted to U.S. dollars using an average currency exchange rate over the nine-month measurement period. We did not make any cost-of-living adjustments.

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EXECUTIVE COMPENSATION

Pay Versus Performance

The following table sets forth information regarding the Company’s performance and the “compensation actually paid” to our named executive officers, as calculated in accordance with SEC disclosure rules:

					Value of Initial Fixed $100 Investment Based on:(5)
Year (1)	Summary Compensation Table Total for PEO(2) ($)	Compensation Actually Paid to PEO(3) ($)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers(2) ($)	Average Compensation Actually Paid to Non-PEO Named Executive Officers(4) ($)	Total Shareholder Return ($)	Peer Group Total Shareholder Return(6) ($)	Net Income (Loss) ($ in thousands)	Company Selected Measure(7)
2025	5,896,045	2,866,614	2,575,012	1,856,409	79.52	119.92	(244,092)
2024	7,230,959	(1,707,034)	2,488,366	(204,492)	115.32	90.58	(122,310)
2023	7,043,826	(3,218,100)	2,644,678	(1,225,533)	302.58	91.84	(147,028)
2022	6,736,055	7,400,610	2,696,607	4,104,503	501.67	88.53	(116,949)
2021(8)	4,918,363	41,144,072	2,852,428	12,625,320	411.32	99.37	66,975
(1)Gene G. Kinney served as the Company’s principal executive officer for the entirety of 2021, 2022, 2023, 2024, and 2025 and the Company’s other named executive officers for the applicable years were as follows:
–2025: Tran B. Nguyen, Brandon S. Smith, Chad J. Swanson, Wagner M. Zago
–2024: Carol D. Karp, Tran B. Nguyen, Brandon S. Smith, Wagner M. Zago.
–2021-2023: Hideki Garren, Carol D. Karp, Tran B. Nguyen, Brandon S. Smith.
(2)Amounts reported in this column represent (i) the total compensation reported in the Summary Compensation Table for the applicable year in the case of Dr. Kinney and (ii) the average of the total compensation reported in the Summary Compensation Table for the applicable year for the Company’s named executive officers for the applicable year other than Dr. Kinney.
(3)Amounts reported in this column represent the compensation actually paid to Dr. Kinney as the Company’s President and Chief Executive Officer in the indicated fiscal years, based on his total compensation reported in the Summary Compensation Table for the indicated fiscal years and adjusted as shown in the table below:

		PEO
		2025	2024	2023	2022	2021
		($)	($)	($)	($)	($)
	Summary Compensation Table - Total Compensation(a)	5,896,045	7,230,959	7,043,826	6,736,055	4,918,363
-	Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year(b)	(4,771,538)	(6,168,827)	(6,039,017)	(5,705,925)	(3,900,675)
+	Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year(c)	3,209,603	2,251,121	3,269,118	12,228,032	23,225,521
+	Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years(d)	(925,264)	(2,865,913)	(5,418,699)	2,227,286	8,810,891
+	Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year(e)	—	—	—	—	—
+	Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year(f)	(542,232)	(2,154,374)	(2,073,328)	(8,084,838)	8,342,873
-	Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year(g)	—	—	—	—	(252,901)
=	Compensation Actually Paid	2,866,614	(1,707,034)	(3,218,100)	7,400,610	41,144,072
(a)Represents Total Compensation as reported in the Summary Compensation Table for the indicated fiscal year.

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EXECUTIVE COMPENSATION
(b)Represents the aggregate grant date fair value of the option awards granted to Dr. Kinney during the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes.
(c)Represents the aggregate fair value as of the indicated fiscal year-end of Dr. Kinney’s outstanding and unvested option awards granted during such fiscal year, computed in accordance with the methodology used for financial reporting purposes.
(d) Represents the aggregate change in fair value during the indicated fiscal year of the outstanding and unvested option awards held by Dr. Kinney as of the last day of the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes and, for awards subject to performance-based vesting conditions, based on the probable outcome of such performance-based vesting conditions as of the last day of the fiscal year.
(e)Represents the aggregate fair value at vesting of the option awards that were granted to Dr. Kinney and vested during the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes.
(f)Represents the aggregate change in fair value, measured from the prior fiscal year-end to the vesting date, of each option award held by Dr. Kinney that was granted in a prior fiscal year and which vested during the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes.
(g)Represents the aggregate fair value as of the last day of the prior fiscal year of Dr. Kinney’s option awards that were granted in a prior fiscal year and which failed to meet the applicable vesting conditions in the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes.
(4)Amounts reported in this column represent the compensation actually paid to the Company’s named executive officers other than Dr. Kinney in the indicated fiscal year, based on the average total compensation for such named executive officers reported in the Summary Compensation Table for the indicated fiscal year and adjusted as shown in the table below:

		Average Other Named Executive Officers(a)
		2025	2024	2023	2022	2021
		($)	($)	($)	($)	($)
	Summary Compensation Table - Total Compensation(b)	2,575,012	2,488,366	2,644,678	2,696,607	2,852,428
-	Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year(c)	(1,770,538)	(1,707,982)	(1,870,147)	(1,940,015)	(2,154,308)
+	Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year(d)	1,479,875	623,274	1,012,372	4,157,531	7,328,264
+	Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years(e)	(269,292)	(931,629)	(2,233,022)	1,099,351	2,776,040
+	Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year(f)	—	—	—	—	—
+	Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year(g)	(158,648)	(676,521)	(779,414)	(1,908,971)	1,869,973
-	Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year(h)	—	—	—	—	(47,077)
=	Compensation Actually Paid	1,856,409	(204,492)	(1,225,533)	4,104,503	12,625,320
(a)Please see footnote 1 for the named executive officers included in the average for each indicated fiscal year.
(b)Represents the average Total Compensation as reported in the Summary Compensation Table for the reported named executive officers in the indicated fiscal year.
(c)Represents the average aggregate grant date fair value of the option awards granted to the reported named executive officers during the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes.
(d)Represents the average aggregate fair value as of the indicated fiscal year-end of the reported named executive officers’ outstanding and unvested option awards granted during such fiscal year, computed in accordance with the methodology used for financial reporting purposes.
(e)Represents the average aggregate change in fair value during the indicated fiscal year of the outstanding and unvested option awards held by the reported named executive officers as of the last day of the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes.
(f)Represents the average aggregate fair value at vesting of the option awards that were granted to the reported named executive officers and vested during the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes.

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EXECUTIVE COMPENSATION
(g)Represents the average aggregate change in fair value, measured from the prior fiscal year-end to the vesting date, of each option award held by the reported named executive officers that was granted in a prior fiscal year and which vested during the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes.
(h)Represents the average aggregate fair value as of the last day of the prior fiscal year of the reported named executive officers’ option awards that were granted in a prior fiscal year and which failed to meet the applicable vesting conditions in the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes.
(5)Pursuant to rules of the SEC, the comparison assumes $100 was invested on December 31, 2020, in our ordinary shares. Historic share price performance is not necessarily indicative of future share price performance.
(6)The TSR Peer Group consists of the Nasdaq Biotechnology Index, an independently prepared index that includes companies in the biotechnology industry and which is the same industry index disclosed in our Annual Report on Form 10-K.
(7)As noted in the Compensation Discussion and Analysis for 2025, the principal incentive elements in the Company’s executive compensation program were delivered in the form of annual cash bonuses and equity awards in the form of options. As is the case with many companies in the biotechnology industry, the Company’s annual incentive objectives are generally tied to the Company’s strategic and operational goals rather than financial goals. In addition, the option awards are structured as time-based awards and are not tied to the achievement of underlying performance goals. Accordingly, the Company does not have a financial metric in its program that it would have as the most important financial measure linking compensation to the Company’s financial performance, particularly as the pay versus performance table includes our TSR performance which is linked to the value of the stock options held by our named executive officers.
(8)On May 19, 2020, our shareholders approved a "value-for-value" option exchange program. Pursuant to this program, we offered the option exchange in an issuer tender offer closing on February 12, 2021. Dr. Kinney, Mr. Nguyen, and Ms. Karp received replacement options in the “value-for-value” option exchange program. If those replacement options are excluded from the calculations, the compensation actually paid to Dr. Kinney in 2021 would be $29.4M (a reduction of $11.8M), and the average compensation actually paid to the Non-PEO Named Executive Officers would be $10.1M (a reduction of $2.5M).

Relationship Between Pay and Performance

We believe the compensation actually paid in each of the years reported above and over the five-year cumulative period are reflective of the Compensation Committee’s emphasis on “pay-for-performance” as the compensation actually paid fluctuated year-over-year, primarily due to the result of our share performance and our varying levels of achievement against pre-established performance goals under our annual cash bonus opportunities and long-term incentive compensation.
The following graphic illustrates the relationship between the compensation actually paid to the named executive officers and the Company’s TSR, as well as the relationship between the Company’s TSR and the TSR of the Nasdaq Biotechnology Index, an independently prepared index that includes companies in the biotechnology industry. In addition, as noted above, as is the case with many companies in the biotechnology industry, the Company’s annual incentive objectives are generally tied to the Company’s strategic and operational goals rather than financial goals. Accordingly, the Company’s compensation program is less influenced by metrics such as net income. In fiscal year 2021, our net income was $66,975,000 as compared to the compensation actually paid of $41,144,072 to
Dr. Kinney and $12,625,320 for the average of our other named executive officers. In fiscal year 2022, our net income decreased to $(116,949,000), while the compensation actually paid for Dr. Kinney and for the other named executive officers decreased to $7,400,610 and $4,104,503, respectively, primarily due to a smaller increase in our share price year-over-year. In fiscal year 2023, our net income decreased to $(147,028,000), while the compensation actually paid for Dr. Kinney and for the other named executive officers decreased to $(3,218,100) and $(1,225,533), respectively, primarily due to a decrease in our share price year-over-year. In fiscal year 2024, our net income increased to $(122,310,000), while the compensation actually paid for Dr. Kinney and for the other named executive officers increased to $(1,707,034) and $(204,492), respectively, primarily due to a smaller decrease in our share price year-over-year. In fiscal year 2025, our net income decreased to $(244,092,000), while the compensation actually paid for Dr. Kinney and for the other named executive officers increased to $2,866,614 and $1,856,409, respectively, primarily due to a smaller decrease in our share price year-over-year.

2026 PROXY STATEMENT	49

EXECUTIVE COMPENSATION

Compensation Actually Paid vs. Company's TSR & Index TSR
Compensation Actually Paid ($M)
Cumulative TSR (value of initial $100 investment)
45
40
35
30
25
20
15
10
5
0
-5
$500
$400
$300
$200
$100
$0
2020
2021
2022
2023
2024
2025
$0.06
$0.87
$100
$100
$41.14
$12.63
$411
$99
$7.40
$4.10
$502
$89
($3.22)
($1.23)
$303
$92
($1.71)
($0.20)
$115
$91
$2.87
$1.86
$120
$80
PEO
Average for Non-PEO NEOs
Company TSR
Nasdaq Biotechnology Index TSR

Performance Measures Used to Link Company Performance and Compensation Actually Paid to the Named Executive Officers

As noted above, as is the case with many companies in the biotechnology industry, the Company relies less on financial performance goals as compared to non-financial strategic and operational goals. Below is a list of performance measures, which in the Company’s assessment represent the most important performance measures used by the Company to link compensation actually paid to the named executive officers for fiscal year 2025. Please see the Compensation Discussion and Analysis for further information regarding how each of these measures is used in the Company’s executive compensation program.
•Share Price
•Progress R&D Portfolio to Achieve Primary 2025 Milestones
◦For birtamimab, For birtamimab, execute engagement plan to support enrollment and potential commercialization; effectively communicate topline results of Phase 3 AFFIRM-AL trial.
◦For PRX012, effectively communicate topline results of Phase 1 clinical trials; reach decision regarding additional development.
◦For PRX019, complete the Phase 1 clinical trial through a specified cohort.

•Meet Cash Burn Guidance Range and Optimize Shareholder Base
◦Meet publicly-disclosed cash burn guidance range.
◦Optimize shareholder base by: retaining four of top six institutional investors; galvanizing at least one institutional investor (existing or new) to take a >5% ownership stake; or galvanizing at least five institutional investors (existing or new) to take a >1% ownership stake.

50	2026 PROXY STATEMENT

EXECUTIVE COMPENSATION

Policies and Practices Related to the Grant of Certain Equity Awards

It is the Compensation Committee’s (or, in the case of Dr. Kinney, the Board’s) general practice to approve ordinary course annual equity awards at its regularly scheduled meeting held in February of each year. Following approval by the Compensation Committee or Board, as applicable, all annual equity awards for the fiscal year are made at a fixed, future date specified at the time of approval of the award. As in prior years, the Committee approved annual equity awards to our named executive officers in February 2025 and the Committee (or, in the case of Dr. Kinney, the Board) had the opportunity to consider our expectations and projections for fiscal year 2025. In addition, while we generally grant broad-based equity awards at approximately the same time each year following our release of full-year financial results, we may choose to grant equity awards outside of the annual broad-based awards (e.g., as a new hire, retention, or promotion award). Pursuant to the terms of the 2018 LTIP and the 2020 EIIP, stock options may be granted only with an exercise price at or above the closing market price of an ordinary share on the date of grant.
The Company does not schedule its equity awards in anticipation of the release of material, non-public information (“MNPI”), nor does the Company time the release of MNPI based on equity award grant dates.
In the event MNPI becomes known to the Committee or the Board prior to granting an equity award, the Committee or Board will take the existence of such information into consideration and use its business judgement to determine whether to delay the grant of such equity award. Since 2023, it has been both the Committee’s and the Board’s practice not to grant stock option awards during any period beginning four business days before the filing or furnishing of a periodic report or current report disclosing MNPI and ending one business day after the filing or furnishing of such a report with the SEC, and no stock options were granted to any of our named executive officers during such period during fiscal year 2025.

2026 PROXY STATEMENT	51

EQUITY COMPENSATION PLAN INFORMATION
The following table provides certain information as of December 31, 2025, regarding securities of the Company that may be issued under our equity compensation plans.

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights(1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(2)
Equity Compensation Plans Approved by Shareholders(3)	11,001,405	$24.32	4,734,538
Equity Compensation Plans Not Approved by Shareholders(4)	378,667	$20.63	666,163
Total	11,380,072	$24.18	5,400,701
(1)The weighted-average exercise price does not consider awards that have no exercise price, such as restricted share units.
(2)Represents ordinary shares available for issuance under our 2018 LTIP and our 2020 EIIP that may be granted in the form of stock options, stock appreciation rights, restricted shares, restricted share units, performance share units and other share-based awards. This number of shares will be reduced by 1.5 shares for each share that may be issued under an award other than an option or stock appreciation right.
(3)Column (a) represents the sum of nonqualified stock options and restricted share units outstanding under our 2012 LTIP and our 2018 LTIP, and column (c) represents ordinary shares available for future issuance under our 2018 LTIP.
(4)Column (a) represents nonqualified stock options outstanding under our 2020 EIIP, and column (c) represents ordinary shares available for future issuance under our 2020 EIIP.

52	2026 PROXY STATEMENT

TRANSACTIONS WITH RELATED PERSONS AND INDEMNIFICATION

Policies and Procedures on Transactions with Related Persons

The Company has adopted written policies and procedures for the review and approval or ratification of any transaction constituting a transaction with a related person as defined under Item 404(a) of Regulation S-K under the Securities Act (a "Related Person Transaction"). Subject to certain exceptions, Item 404(a) defines a Related Person Transaction as a transaction, arrangement or relationship, or series of similar transactions, arrangements or relationships, in which the Company was, is or will be a participant, where the amount involved exceeds $120,000 and a related person had, has or will have a direct or indirect material interest. A related person is (a) any director (or nominee for director) or executive officer of the Company, (b) any beneficial owner of more than 5% of the Company’s ordinary shares, or (c) certain "immediate family members" of such director (or nominee for director), executive officer or beneficial owner.
Under our written policies and procedures for Related Person Transactions, which were approved by our Board, all proposed Related Person Transactions
(which includes a proposed material modifications to previously approved Related Person Transactions) must be reviewed and approved or ratified by the Audit Committee of our Board, although (a) the chair of the Audit Committee may approve a Related Person Transaction if it is not practical for the Committee to do so, subject to subsequent ratification by the Audit Committee, (b) if the Related Person Transaction relates to compensation of a director or executive officer, it must be reviewed and approved or ratified by the Compensation Committee of our Board, and (c) the Board may approve or ratify a Related Person Transaction by an affirmative vote of a majority of directors who do not have a direct or indirect material interest in the Related Person Transaction. Prior to approval or ratification of a proposed Related Person Transaction, the Audit Committee considers all relevant facts and circumstances including, but not limited to, the financial and other terms and whether such terms, taken as a whole, are no less favorable to the Company than could be obtained in an arms-length transaction with an unrelated third party.

Transactions with Related Persons

There have been no Related Person Transactions to report since January 1, 2025.

Director and Executive Officer Indemnification Arrangements

Our Constitution contains provisions requiring that we indemnify our directors, officers, and executives against all costs, charges, losses, expenses, and liabilities incurred by them the execution of their duties or in relation thereto, and to advance expenses (including attorneys' fees) incurred in defending any action, suit or proceeding for which indemnification would be allowed, all to the extent permissible under Irish law. In addition, the Company has entered into a deed of indemnification agreement with each of our directors and executive officers that provides for indemnification of that director and/or executive officer against certain claims that arise by reason of their status or service as a director or executive officer. The Company purchases directors and officers liability insurance to cover its indemnification obligations to our directors and executive officers as well as to cover directly certain claims made against our directors and executive officers.

2026 PROXY STATEMENT	53

HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more shareholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those shareholders. This process, which is commonly referred to as "householding," potentially means extra convenience for shareholders and cost savings for companies.
Brokers with account holders who are Prothena shareholders may be "householding" our proxy materials. A single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials may be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that it will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you notify your broker or the Company that you no longer wish to participate in "householding."
If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate Notice of Internet Availability of Proxy Materials or other Annual Meeting materials, you may (a) notify your broker, (b) direct your written request to our Company Secretary at Prothena Corporation plc, 77 Sir John Rogerson’s Quay, Block C, Grand Canal Docklands, Dublin 2, D02 VK60, Ireland, or (c) contact Prothena Investor Relations by telephone at (650) 837-8535 (a U.S. telephone number). Shareholders who currently receive multiple copies of the Notice of Internet Availability of Proxy Materials or other Annual Meeting materials at their address and would like to request "householding" of their communications should contact their broker. In addition, the Company will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the Notice of Internet Availability of Proxy Materials or other Annual Meeting materials to a shareholder at a shared address to which a single copy of the documents was delivered.
ANNUAL REPORT
Our Annual Report on Form 10-K for fiscal year 2025 is being mailed with this Proxy Statement to those shareholders that receive this Proxy Statement in the mail. Shareholders that receive the Notice of Internet Availability of Proxy Materials can access our Annual Report on Form 10-K for 2025 at www.proxyvote.com (which does not have "cookies" that identify visitors to the site).
Our Annual Report on Form 10-K for our fiscal year 2025 has also been filed with the SEC. It is available free of charge at the SEC's website at www.sec.gov. Upon written request by a shareholder, we will mail without charge a copy of our Annual Report on Form 10-K, including the financial statements and financial statement schedules, but excluding exhibits. Exhibits to our Annual Report on Form 10-K are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit. All requests should be directed to our Company Secretary at Prothena Corporation plc, 77 Sir John Rogerson’s Quay, Block C, Grand Canal Docklands, Dublin 2, D02 VK60, Ireland.

By Order of the Board of Directors

Michael J. Malecek
Company Secretary
Dublin, Ireland
March 27, 2026

54	2026 PROXY STATEMENT

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - Go to www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 13, 2026. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 13, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V87467-P46041

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PROTHENA CORPORATION PLC (the "**Company**")

The Board of Directors recommends you vote FOR each of the following director nominees:

1. To elect, by separate resolutions, two directors to hold office until no later than the Annual General Meeting of the Company's Shareholders in 2029, unless they resign, are removed from office, or are otherwise disqualified from serving as directors of the Company.

Nominees:	**For**	**Against**	**Abstain**
1a. Shane M. Cooke	☐	☐	☐
1b. Dennis J. Selkoe	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposals:

NOTE: To transact such other business as may properly come before the Annual General Meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Any shareholder entitled to attend and vote at the Annual General Meeting may appoint one or more proxies, who need not be shareholder(s) of Prothena Corporation plc (the "**Company**"). If you wish to appoint a person other than the individuals designated herein, please contact the Secretary of the Company and also note that your nominated proxy must attend the Annual General Meeting in person in order for your votes to be voted. A proxy is required to vote in accordance with any instructions given to him or her. Completion of a form of proxy will not preclude a shareholder from attending and voting at the Annual General Meeting in person.

Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting:
The Combined Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.

V87468-P46041

PROTHENA CORPORATION PLC
Annual General Meeting of Shareholders
May 14, 2026, 4:00 P.M. Local Time
This proxy is solicited by the Board of Directors

The undersigned, having received the Notice of the 2026 Annual General Meeting of Shareholders of Prothena Corporation plc (the "**Company**"), to be held on May 14, 2026, at 4:00 P.M. Local Time, at The Merrion Hotel, Upper Merrion Street, Dublin 2, D02 KF79, Ireland, and the Proxy Statement, appoints Mr. Daniel G. Welch, Shane M. Cooke and, Mr. Michael J. Malecek and each of them acting individually, as the undersigned's proxies with full power of substitution, for and in the name, place and stead of the undersigned, to vote and act with respect to all of the ordinary shares of the Company standing in the name of the undersigned or with respect to which the undersigned is entitled to vote and act, at the Annual General Meeting and at any adjournment or postponement thereof, and the undersigned directs that this proxy be voted as specified herein.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE FOR A PROPOSAL, THE PROXY WILL BE VOTED "FOR" PROPOSALS 1, 2 AND 3 AND IN THE DISCRETION OF THE PROXIES UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL GENERAL MEETING. THE UNDERSIGNED HEREBY REVOKES ANY PROXY OR PROXIES HERETOFORE GIVEN TO VOTE UPON OR ACT WITH RESPECT TO SUCH SHARES.

Continued and to be signed on reverse side